SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BlackRock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: ____________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies: ____________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction: ____________________________________________________________________________________

(5)	Total fee paid: ____________________________________________________________________________________

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed: _________________________

March 28, 2003

Dear Stockholder:

It is my pleasure to invite you to BlackRock, Inc.’s 2003 Annual Meeting of Stockholders.

We will hold the meeting on Thursday, May 8, 2003, beginning at 9:00 a.m., local time, at The New York Palace Hotel, 455 Madison Avenue, Fifth Floor, New York, New York 10022.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about BlackRock. Our 2002 Annual Report to Stockholders accompanies these enclosures.

Your vote is important. Whether you plan to attend the meeting or not, please review the enclosed material and complete, sign, date and return the enclosed proxy card in the envelope provided so that the matters coming before the meeting can be acted upon. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

BlackRock, Inc.

40 East 52nd Street New York New York 10022

March 28, 2003

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

We will hold the annual meeting of the stockholders of BlackRock, Inc. at The New York Palace Hotel, 455 Madison Avenue, Fifth Floor, New York, New York 10022, on Thursday, May 8, 2003, beginning at 9:00 a.m., local time. At our annual meeting, we will ask you to:

(1)	elect six directors;

(2)	approve the adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan;

(3)	approve an amendment and restatement of the BlackRock, Inc. 1999 Annual Incentive Performance Plan; and

(4)	consider any other business that is properly presented at the annual meeting.

You may vote at the annual meeting if you were a BlackRock stockholder at the close of business on March 11, 2003.

We have enclosed a Proxy Statement, form of proxy and self-addressed envelope. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Robert P. Connolly

Corporate Secretary

BlackRock, Inc.

40 East 52nd Street New York New York 10022

March 28, 2003

PROXY STATEMENT

The proxy materials are delivered in connection with the solicitation by the board of directors of BlackRock, Inc. of proxies to be voted at BlackRock’s 2003 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

You are invited to attend our 2003 Annual Meeting of Stockholders on Thursday, May 8, 2003, beginning at 9:00 a.m., local time. The Annual Meeting will be held at The New York Palace Hotel, 455 Madison Avenue, Fifth Floor, New York, New York 10022.

This Proxy Statement, form of proxy and voting instructions are being mailed starting March 28, 2003.

Stockholders Entitled to Vote

Holders of record of BlackRock common stock at the close of business on March 11, 2003 are entitled to receive this notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of March 11, 2003, 18,754,452 shares of BlackRock’s class A common stock, par value $0.01 per share, and 46,369,136 shares of BlackRock’s class B common stock, par value $0.01 per share, were outstanding. Holders of class A common stock are entitled to one vote per share. Holders of class B common stock are entitled to five votes per share. Holders of class A common stock and class B common stock vote together as a single class on the matters to be considered at the Annual Meeting, and their votes are counted and totaled together.

How To Vote

Mark your proxy, date and sign it, and return it to Mellon Investor Services LLC in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy card to BlackRock, Inc., c/o Mellon Investor Services, Church Street Station, P.O. Box 1633, New York, New York 10277-1633.

Voting at the Annual Meeting

In the event you mail your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting On Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Revocation of Proxies

Proxies may be revoked at any time before they are exercised by:

•	written notice to the Corporate Secretary of BlackRock;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for Item 1, election of directors. The affirmative vote of holders of a majority of the shares of common stock for which votes are cast is required for Item 2, approval of the adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan (the “Performance-Based Retention Plan”) and Item 3, approval of the amendment and restatement of the 1999 BlackRock, Inc. Annual Incentive Performance Plan (the “Performance Plan”); provided that the total votes cast at the Annual Meeting on Items 2 and 3 represent over 50 percent in interest of BlackRock’s common stock. Abstentions and broker “non-votes” are not counted in the voting tally for purposes of Item 1. With respect to Items 2 and 3, abstentions and broker “non-votes” will have a negative effect on the attainment of votes cast at the Annual Meeting representing over 50 percent in interest of the common stock.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 40 East 52nd Street, New York, New York 10022, by contacting the Corporate Secretary of BlackRock.

Multiple Copies of Annual Report to Stockholders

Our 2002 Annual Report to stockholders accompanies this Proxy Statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to the Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022. You can also notify us that you would like to receive separate copies of BlackRock’s Annual Report and Proxy Statement in the future by writing our Corporate Secretary. Even if your household has received only one Annual Report and one

Proxy Statement, a separate proxy card has been provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

BlackRock keeps all the proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock only lets its Inspector of Election, Mellon Investor Services LLC, examine these documents.

Voting Results

Mellon Investor Services, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Form 10-Q for the second quarter of 2003, which we plan to file with the Securities and Exchange Commission (the “SEC”) in August 2003.

Annual Report

BlackRock makes available through its website at www.blackrock.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, BlackRock will provide, without charge to each stockholder upon written request, a copy of BlackRock’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to Joseph Feliciani, Managing Director, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022. Requests may also be directed to (212) 409-3519 or via e-mail to jfelicia@blackrock.com. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Neither the Annual Report on Form 10-K for the year ended December 31, 2002 nor the 2002 Annual Report to Stockholders is part of the proxy solicitation materials.

PRINCIPAL STOCKHOLDER

Four of our eleven directors are directors and/or executive officers of The PNC Financial Services Group, Inc. (“PNC”). As of February 28, 2003, PNC indirectly owned approximately 69% of our outstanding common stock, representing approximately 81% of the combined voting power of all classes of voting stock of BlackRock. As long as PNC owns a majority of the voting power of our common stock, PNC will be able to elect our entire Board of Directors and generally to determine the outcome of all corporate actions requiring stockholder approval. For further information, see “Item 1: Election of Directors—Agreement on Certain Director Nominations” and “Certain Relationships and Related Transactions.”

ITEM 1

ELECTION OF DIRECTORS

Information Concerning the Nominees and Directors

BlackRock’s amended and restated certificate of incorporation provides that the Board of Directors will initially consist of six directors, which number of directors may be increased or decreased by the Board of Directors. The current number of authorized directors has been set at eleven by the Board of Directors. The Board of Directors is classified into three classes, designated Class I, Class II and Class III. The term of office of the members of one class of directors expires each year in rotation so that the members of one class are elected at each annual meeting to serve for full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

The terms of office for the four directors in Class I, including William O. Albertini who was elected to serve on the Board of Directors by the Board of Directors, effective as of February 25, 2003, expire at this Annual Meeting. The Board of Directors has selected the nominees listed below for election as Class I directors. In addition, two additional directors, William S. Demchak and William C. Mutterperl, were elected to serve on the Board of Directors by the Board of Directors, effective as of February 25, 2003, and are being proposed for election at this Annual Meeting. If elected, Messrs. Demchak and Mutterperl will continue to serve as Class III directors. The Board of Directors recommends a vote for the election of Messrs. Albertini, Demchak, Fink, Nickell, O’Brien and Mutterperl as directors. If elected, each Class I director will serve until the annual meeting of stockholders in 2006 and Messrs. Demchak and Mutterperl will serve until the annual meeting of stockholders in 2005 or until succeeded by another qualified director who has been elected, or until his or her death, resignation or retirement.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

The following biographical information regarding the nominees for director and each continuing director is as of March 7, 2003.

Nominees for Class I Directors Whose Terms Will Expire In 2006

William O. Albertini (age 59), Director since 2003. Before retiring in 1999, Mr. Albertini served as executive vice president and chief financial officer of Bell Atlantic Global Wireless, Inc. from September 1997 to April 1999. From January 1991 until August 1997, Mr. Albertini served as executive vice president and chief financial officer of Bell Atlantic Corp. and from 1995 to 1997 he served as a member of its board of directors. In addition, Mr. Albertini is a director of Triumph Group Incorporated and the Midwest Independent Transmission Service Operator. He also serves as a trustee of the Weller Foundation and as President of the Eagles Mere Foundation.

Laurence D. Fink (age 50), Director, chairman and chief executive officer of BlackRock since its formation in 1998 and of BlackRock’s predecessor entities since 1988. Mr. Fink is also the chairman of the management committee and a member of the investment strategy group. He is also president and a trustee of the BlackRock Funds, a director of BlackRock’s offshore funds and alternative investment vehicles, and chairman of the board of Nomura BlackRock Asset Management Co., Ltd. and Anthracite Capital, Inc. Mr. Fink is also a member of the board of directors of the New York Stock Exchange, Inc.

Frank T. Nickell (age 55), Director since 1999, is president and chief executive officer of Kelso & Company, a firm that manages private equity investment partnerships and private equity investments. In addition, Mr. Nickell is a director of The Bear Stearns Companies Inc., Earle M. Jorgensen Company and Peebles, Inc.

Thomas H. O’Brien (age 66), Director since 1999. Mr. O’Brien retired as chief executive officer of PNC on May 1, 2000 after 15 years in that position and retired as chairman of PNC on May 1, 2001 after 13 years in that position. Mr. O’Brien is a director of PNC, US Airways Group, Inc., Verizon Communications, Inc., and Hilb, Rogal & Hamilton Co.

Nominees for Class III Directors Whose Terms Will Expire In 2005

William S. Demchak (age 40), Director since 2003, is vice chairman and chief financial officer of PNC. Before joining PNC in September 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. from 1997 to May 2002.

William C. Mutterperl (age 56), Director since 2003, is vice chairman of PNC and PNC Bank, National Association (“PNC Bank”), the principal bank subsidiary of PNC. Prior to joining PNC, from August 2002 to October 2002, Mr. Mutterperl was a partner in the business law division of the international law firm of Brown Rudnick Berlack Israels LLP in Boston. From February 2002 to May 2002, Mr. Mutterperl served as executive director of the Independent Oversight Board for Arthur Andersen LLP, headed by former Federal Reserve Chairman Paul Volcker. Previous to this position, from April 1985 to December 2001, Mr. Mutterperl served as Executive Vice President, General Counsel and Secretary of FleetBoston Financial Corp.

Continuing Class III Directors Whose Terms Will Expire In 2005

Murry S. Gerber (age 50), Director since 2000, is president, chief executive officer and a director of Equitable Resources, Inc., an integrated energy company. Mr. Gerber was the chief executive officer of Coral Energy, L.P. from 1996 through 1998. Mr. Gerber was the treasurer of Shell Oil Company from 1994 through 1996.

James Grosfeld (age 65), Director since 1999, was formerly chairman of the board and chief executive officer of Pulte Corporation, a home builder and mortgage banking and financing company. In addition, Mr. Grosfeld is a director of Copart, Inc. and Ramco-Gershenson Properties Trust.

Continuing Class II Directors Whose Terms Will Expire In 2004

James E. Rohr (age 54), Director since 1998, is chairman and chief executive officer of PNC and PNC Bank. Mr. Rohr is also a director of PFPC Worldwide, Inc., PNC’s global fund services company, and a number of other PNC subsidiaries. Mr. Rohr is a director of PNC, Allegheny Technologies Incorporated and Equitable Resources, Inc.

Ralph L. Schlosstein (age 52), Director since 1999 and president of BlackRock since its formation in 1998 and of BlackRock’s predecessor entities since 1988. Mr. Schlosstein is also a member of the management committee and the investment strategy group. Mr. Schlosstein is chairman of the boards of BlackRock’s closed-end mutual funds, chairman and president of the BlackRock Provident Institutional Funds, and a director and officer of several of BlackRock’s alternative investment vehicles.

Lawrence M. Wagner (age 63), Director since 1999, is president, chief executive officer and a director of The Hillman Company, a corporation engaged in diversified investments and operations.

Agreement on Certain Director Nominations

BlackRock, PNC Asset Management, Inc., the indirect, wholly owned subsidiary of PNC that holds PNC’s shares of class B common stock, and those employees of BlackRock or its affiliates who hold shares of class B common stock, are parties to a stockholders agreement.

Under the terms of the stockholders agreement (see “Certain Relationships and Related Transactions— Stockholders Agreement with PNC and Certain Employee Stockholders”), for so long as PNC owns voting stock representing at least 25% of the voting power of the voting stock of BlackRock, subject to applicable law, (i) the employee stockholders agree to vote their shares for the election of the four director candidates nominated by PNC and (ii) PNC agrees to vote its shares of Class B common stock for the two director candidates nominated by the BlackRock management committee. From and after the time PNC owns voting stock representing less than 25% but more than 10% of the voting power of BlackRock, subject to applicable law, (x) the employee stockholders agree to vote their PNC shares for the election of two director candidates nominated by PNC and (y) PNC agrees to vote its shares of class B common stock for two director candidates nominated by the BlackRock management committee.

PNC’s designees on the Board of Directors are currently Thomas H. O’Brien, James E. Rohr, William S. Demchak, and William C. Mutterperl. Laurence D. Fink and Ralph L. Schlosstein have been designated by the BlackRock management committee.

Executive Officers

In addition to Messrs. Fink and Schlosstein, the following persons serve as BlackRock’s executive officers:

Robert S. Kapito (age 46), vice chairman of BlackRock since its formation in 1998 and of BlackRock’s predecessor entities since 1988. Mr. Kapito is also head of the portfolio management group, co-head of the equity operating committee, a member of the investment strategy group and a member of the management committee. Mr. Kapito serves as president and a member of the boards of BlackRock’s closed-end funds and of the Smith Barney Adjustable Rate Government Income Fund.

Paul L. Audet (age 49), managing director and chief financial officer of BlackRock since 1998 and a member of the management committee and co-head of the infrastructure operating committee. Prior to joining BlackRock in 1998, Mr. Audet was a senior vice president at PNC, responsible for mergers and acquisitions and for finance at PNC Asset Management Group, Inc.

Robert P. Connolly (age 49), managing director and general counsel of BlackRock since 1998 and a member of the management committee. Mr. Connolly is responsible for all legal affairs of BlackRock. Prior to joining BlackRock in 1998, Mr. Connolly was general counsel of PNC Asset Management Group, Inc.

Board and Committees

The Board of Directors has four standing committees: an Audit Committee; a Compensation Committee; an Executive Committee; and a Nominating Committee. The following descriptions of the functions performed by the committees of the Board are necessarily general in nature and are qualified in their entirety by reference to the committees’ charters.

The Audit Committee’s purpose and responsibilities are set forth in the Audit Committee’s Charter, which was adopted by the Board of Directors and was included as Appendix A to BlackRock’s proxy statement for the 2002 annual meeting of stockholders. The Audit Committee is presently composed of Messrs. Wagner (Chairman), Albertini, Gerber and Grosfeld. The Board of Directors has determined that Mr. Albertini qualifies as an “audit committee financial expert” as defined in the recently adopted SEC rules. Further, each Audit

Committee member is “independent” as defined in the New York Stock Exchange listing standards and the applicable SEC rules.

The Compensation Committee is responsible for administering BlackRock’s stock award and incentive plans and establishing the compensation for BlackRock’s executive officers. The Compensation Committee is presently composed of Messrs. Nickell (Chairman), Fink, Grosfeld, Rohr and Wagner.

The Executive Committee has all the powers of the Board of Directors, except as prohibited by applicable law or BlackRock’s Bylaws and except to the extent another committee has been accorded authority over the matter, and can exercise such powers between meetings of the Board of Directors. The Executive Committee is presently composed of Messrs. Fink (Chairman), Nickell, Rohr and Wagner.

The Nominating Committee is responsible for reviewing the qualifications of potential candidates for the Board of Directors, reporting its findings to the Board of Directors and proposing nominations for board memberships for approval by the Board of Directors and submission to the stockholders of BlackRock for election. In performing the nominating function, the Nominating Committee will consider director nominees recommended by stockholders. Such recommendations for BlackRock’s 2004 annual meeting of stockholders must be submitted in writing no later than November 29, 2003 to the Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, and include the name, age, business address, residence, principal occupation or employment and the class and number of shares of common stock held by the nominee that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for election of directors. For information on the requirements governing stockholder nominations for the election of directors to be made at an annual meeting of stockholders, please see the section captioned “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” The Nominating Committee is presently composed of Messrs. O’Brien (Chairman), Fink, Grosfeld and Rohr.

The Board of Directors met four times during 2002. During 2002, the Board of Directors’ committees held the following number of meetings: Audit Committee—seven meetings; Compensation Committee—six meetings; Executive Committee—no meetings; and Nominating Committee—no meetings.

In 2002, each director then serving attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served.

Compensation of Directors

Directors who are also employees of BlackRock or PNC receive no compensation for serving as directors or committee members. In 2002, Directors who were not employees of BlackRock or PNC each received an annual retainer of $50,000 per year and were reimbursed for reasonable travel and related expenses. On February 25, 2003, the Board of Directors revised the compensation paid to nonemployee Directors. In addition to the $50,000 per year retainer fee and reimbursement for reasonable travel and related expenses, each nonemployee Director who serves as chairman of the Audit or Compensation Committee receives an additional annual retainer of $7,500 per committee, and each nonemployee Director who serves as a member of the Audit or Compensation Committee receives an additional annual retainer of $5,000 per committee. Further, each nonemployee Director receives $1,500 for participation in a meeting of the Board of Directors and $1,000 for participation in a meeting of the Audit or Compensation Committees.

Each nonemployee Director may elect to receive class A common stock valued at fair market value in lieu of all or a portion of this compensation, pursuant to BlackRock’s Nonemployee Directors Stock Compensation Plan.

Report of the Audit Committee

In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission (the “SEC”), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of BlackRock’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Board of Directors has appointed an Audit Committee consisting of four directors. All of the members of the Audit Committee are “independent” as defined in the New York Stock Exchange listing standards. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits, or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control and disclosure controls and procedures. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of BlackRock in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte & Touche LLP, BlackRock’s independent auditors for 2002.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP, and has considered the compatibility of nonaudit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Lawrence M. Wagner (Chairman)

William O. Albertini

Murry S. Gerber

James Grosfeld

OWNERSHIP OF BLACKROCK COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of BlackRock’s common stock as of February 28, 2003 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding shares of BlackRock common stock; (ii) each of BlackRock’s directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of the BlackRock executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of common stock shown. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of February 28, 2003 through the exercise of any option, warrant or right.

As of February 28, 2003, there were 18,799,052 shares of BlackRock’s class A common stock outstanding and 46,369,136 shares of BlackRock’s class B common stock outstanding.

	Amount of beneficial ownership of common stock	Percent of class A common stock outstanding	Percent of class B common stock outstanding
PNC Asset Management, Inc.	44,935,000	26.25%	86.26%
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Wellington Management Company, LLP (1)	947,801	5.04%	—
75 State Street
Boston, MA 02109
William O. Albertini	11,900	*	—
William S. Demchak	—	*	—
Laurence D. Fink (2)(3)(4)	1,886,996	*	4.03%
Murry S. Gerber (2)	14,207	*	—
James Grosfeld	38,500	*	—
Frank T. Nickell	69,207	*	—
Thomas H. O’Brien	13,590	*	—
James E. Rohr	10,000	*	—
Ralph L. Schlosstein (2)(3)(4)	1,133,604	1.67%	1.77%
William C. Mutterperl	—	*	—
Lawrence M. Wagner (2)	5,945	*	—
Paul L. Audet (3)	182,889	*	*
Robert P. Connolly (3)(4)	57,737	*	*
Robert S. Kapito (2)(3)(4)	1,112,716	*	2.36%
All directors and executive officers as a group (14 persons)	4,537,107	3.05%	8.55%

*	The number of shares of a class of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock.
(1)	This information is obtained from a Schedule 13G filed on February 12, 2003 by Wellington Management Company, LLP.

(2)	Includes shares of BlackRock common stock held jointly and/or indirectly.
(3)	Includes 4,166 shares of BlackRock class A common stock subject to employee options held by the executive officers that were exercisable on October 1, 2000, 4,166 shares of BlackRock class A common stock subject to employee options held by the executive officers that were exercisable on October 1, 2001, and 4,168 shares of BlackRock class A common stock subject to employee options held by the executive officers that were exercisable on October 1, 2002.
(4)	Includes shares of BlackRock class A common stock held in PNC’s Incentive Savings Plan, a qualified employee benefit defined contribution plan.

OWNERSHIP OF PNC COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of PNC’s common stock as of February 28, 2003 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding shares of PNC common stock; (ii) each of BlackRock’s directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of the BlackRock executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of PNC common stock shown. The number of shares of PNC common stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

For purposes of the following security ownership table, beneficial ownership includes any shares of PNC common stock as to which the individual has sole or shared voting power or investment power and also any shares of PNC common stock which the individual has the right to acquire within 60 days of February 28, 2003 through the exercise of any option, warrant or right.

	Amount of beneficial ownership of PNC common stock*
William O. Albertini	—
William S. Demchak	45,110
Laurence D. Fink	41,793	(1)(2)
Murry S. Gerber	—
James Grosfeld	—
Frank T. Nickell	—
Thomas H. O’Brien	732,759	(1)(2)(3)(4)
James E. Rohr	1,025,422	(1)(2)(5)
Ralph L. Schlosstein	25,832	(2)
Lawrence M. Wagner	—
William C. Mutterperl	20,000
Paul L. Audet	19,999	(2)
Robert P. Connolly	2,265	(1)(2)
Robert S. Kapito	39,612	(1)(2)
All directors and executive officers as a group (14 persons)	1,952,792

*	As of February 28, 2003, there were 283,148,371 shares of PNC’s common stock issued and outstanding. The number of shares of PNC common stock held by each individual is less than 1% of the outstanding shares of PNC common stock; the total number of shares of PNC common stock held by the group is also less than 1% of the class. These percentages were calculated by adding shares subject to employee stock options to the foregoing number, if the options were either exercisable as of February 28, 2003 or exercisable within 60 days of that date.
(1)	Includes shares of PNC common stock held in PNC’s Incentive Savings Plan, a qualified employee benefit defined contribution plan.
(2)	Includes shares of PNC common stock subject to employee stock options held by the directors and executive officers and either exercisable as of February 28, 2003, or exercisable within 60 days of that date. The shares subject to such options are as follows, for Messrs. Fink (40,000 shares), Schlosstein (25,832 shares), Kapito (37,732 shares), O’Brien (326,917 shares), Rohr (659,462 shares), Audet (19,999 shares) and Connolly (1,667 shares).
(3)	Includes 1,000 shares of PNC common stock owned by spouse, as to which the individual disclaims beneficial ownership.
(4)	Includes 8,000 PNC shares subject to non-employee director nonstatutory stock options exercisable within 60 days of February 28, 2003.
(5)	Includes 400 shares of PNC common stock held indirectly as custodian for daughter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of BlackRock’s equity securities, to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the New York Stock Exchange. To the best of BlackRock’s knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2002, our directors, executive officers and ten percent holders met all applicable SEC filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following summary compensation table sets forth information concerning compensation earned for the years 2000 through 2002 by BlackRock’s chief executive officer and the next four most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options/SARs (#)		All Other Compensation ($)
Laurence D. Fink Chairman and Chief Executive Officer	2002 2001 2000	500,000 500,000 500,000	8,042,024 9,027,558 7,589,463	(1) (4)(5)(6)	— — —	535,000 35,000 135,000	(2) (7) (9)	11,000 10,200 10,200	(3) (8) (10)

Ralph L. Schlosstein President	2002 2001 2000	400,000 400,000 400,000	4,579,060 5,353,024 4,471,958	(1) (4)(6)	— — —	295,000 20,000 77,500	(2) (7) (9)	11,000 10,200 10,200	(3) (8) (10)

Robert S. Kapito Vice Chairman	2002 2001 2000	350,000 350,000 350,000	7,483,572 9,857,775 10,318,222	(1)(11) (4)(5)(6)	— — —	230,000 5,000 50,000	(2) (7) (9)	11,000 10,200 10,200	(3) (8) (10)

Paul L. Audet Chief Financial Officer	2002 2001 2000	260,000 260,000 260,000	900,000 1,025,000 700,000	(1)(11) (4)(5)(6)	— — —	100,000 10,000 40,000	(2) (7) (9)	— 10,584 616,861	(12) (13)

Robert P. Connolly General Counsel	2002 2001 2000	250,000 250,000 250,000	700,000 875,000 550,000	(1) (4)(5)(6)	— — —	60,000 — 25,000	(2) (7) (9)	11,000 9,635 10,200	(3) (8) (10)

(1)	Includes an involuntary deferral by BlackRock with respect to fiscal year 2002 of $804,200, $457,900, $286,400, $90,000, $70,000 from the bonuses of Messrs. Fink, Schlosstein, Kapito, Audet and Connolly, respectively, pursuant to the BlackRock, Inc. Involuntary Deferred Compensation Plan (the “IDCP”). The IDCP provides for a 20% match by BlackRock on such amounts of $160,840, $91,580, $57,280, $18,000 and $14,000 to Messrs. Fink, Schlosstein, Kapito, Audet and Connolly, respectively. Pursuant to the terms of the IDCP, (i) the deferred amount will vest one-third ratably over a three year period beginning on January 30, 2004, (ii) the 20% match made by BlackRock will vest on January 30, 2006, and (iii) any gains on the deferred amount and the 20% match will vest on January 30, 2006. Payment of these deferred amounts is contingent on continued employment.
(2)	Represents a grant on October 15, 2002 of options to purchase 500,000, 275,000, 225,000, 90,000 and 60,000 shares of BlackRock class A common stock to each of Messrs. Fink, Schlosstein, Kapito, Audet, and Connolly, respectively, at an exercise price of $37.36. The compensation committee authorized these awards in conjunction with the approval of a new long-term plan targeted at retaining key employees through December 31, 2006, which is described in “Item 2: Approval of the Adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan.” These options become exercisable on December 31, 2006. Also includes a grant on January 3, 2002 of options to purchase 35,000, 20,000, 5,000 and 10,000 shares of PNC common stock to each of Messrs. Fink, Schlosstein, Kapito and Audet, respectively, at an exercise price of $57.10. These options become exercisable one-third ratably over a three-year period beginning on the first anniversary of the grant.
(3)	Represents an $11,000 matching contribution to the PNC Incentive Savings Plan for each of Messrs. Fink, Schlosstein, Kapito and Connolly.

(4)	Includes an involuntary deferral by BlackRock with respect to fiscal year 2001 of $401,378, $235,151, $460,389, $41,250, $33,750 from the bonuses of Messrs. Fink, Schlosstein, Kapito, Audet and Connolly, respectively, pursuant to the IDCP. The IDCP provides for a 20% match by BlackRock on such amounts of $80,276, $47,030, $92,078, $8,250 and $6,750 to Messrs. Fink, Schlosstein, Kapito, Audet and Connolly, respectively. Pursuant to the terms of the IDCP, (i) the deferred amount will vest one-third ratably over a three year period beginning on January 31, 2003, (ii) the 20% match made by BlackRock will vest on January 31, 2005, and (iii) any gains on the deferred amount and the 20% match will vest on January 31, 2005. Payment of these deferred amounts is contingent on continued employment.
(5)	Includes a voluntary deferral by employee with respect to fiscal year 2001 of $1,525,236, $3,498,955, $78,375 and $320,625 from the bonuses of Messrs. Fink, Kapito, Audet and Connolly, respectively, pursuant to the BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”). Pursuant to the terms of the VDCP, these deferred amounts are immediately vested.
(6)	Includes a deferred bonus award of $1,000,000, $650,000, $650,000, $200,000 and $200,000 granted on December 12, 2001 pursuant to the BlackRock, Inc. 1999 Stock Award and Incentive Plan to each of Messrs. Fink, Schlosstein, Kapito, Audet and Connolly, respectively. These awards will vest and be paid on April 30, 2003, contingent on the continued employment by such executive officers. Any interest accrued on such amounts may, at the sole discretion of BlackRock, be distributed to such executive officers on April 30, 2003.
(7)	Represents a grant by PNC on January 4, 2001 of options to purchase 35,000, 20,000, 5,000 and 10,000 shares of PNC common stock to each of Messrs. Fink, Schlosstein, Kapito and Audet, respectively, at an exercise price of $74.59375. These options vest ratably over a three-year period beginning on the first anniversary of the grant. No option awards of BlackRock, Inc. common stock were granted in 2001 in anticipation of the finalization of a new long term retention and incentive plan.
(8)	Represents a $10,200 matching contribution to the PNC Incentive Savings Plan for each of Messrs. Fink, Schlosstein and Kapito and a $9,635 matching contribution to the PNC Incentive Savings Plan for Mr. Connolly.
(9)	Includes a grant on December 15, 2000 of options to purchase 100,000, 60,000, 40,000, 30,000 and 20,000 shares of BlackRock class A common stock to each of Messrs. Fink, Schlosstein, Kapito, Audet and Connolly, respectively, at an exercise price of $43.3125. These options become exercisable one-half ratably on each of the third and fourth anniversary of the grant. Also includes a grant on January 6, 2000 of options to purchase 35,000, 17,500, 10,000, 10,000 and 5,000 shares of PNC common stock to each of Messrs. Fink, Schlosstein, Kapito, Audet and Connolly, respectively, at an exercise price of $42.1875. These options become exercisable one-third ratably over a three-year period beginning on the first anniversary of the grant.
(10)	Represents a $10,200 matching contribution to the PNC Incentive Savings Plan.
(11)	Includes a voluntary deferral by employee with respect to fiscal year 2002 of $515,520 and $121,500, respectively, from the bonuses of Messrs. Kapito and Audet, respectively, pursuant to the VDCP. Pursuant to the terms of the VDCP, these deferred amounts are immediately vested.
(12)	Represents $10,584 insurance premium paid by PNC.
(13)	Includes $608,344 associated with the vesting of 13,500 restricted shares of PNC common stock. Also includes $8,517 insurance premium paid by PNC.

BlackRock Stock Options

In connection with BlackRock’s Long-Term Performance-Based Retention Program (as defined in “Item 1: Election of Directors—Long-Term Performance-Based Retention Program” below), the Compensation Committee granted stock options to certain key BlackRock employees. Blackrock’s senior officers (including the executive officers listed below) are not expected to recieve additional grants of stock options under the Long-Term Performance-Based Retention Program. The proposed terms of the Long-Term Performance-Based Retention Program are more fully described in “Item 1: Election of Directors—Long-Term Performance-Based Retention Program,” “Item 1: Election of Directors—Report of the Compensation Committee,” and “Item 2: Approval of the Adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan—Description” below.

Mr. Fink, in connection with his award under the Long-Term Performance-Based Retention Program, entered into an employment agreement with BlackRock through March 2007. Mr. Fink’s employment agreement includes, among other things, certain provisions regarding non-competition and non-solicitation of clients and employees during the term of his employment and for one year thereafter. See “Item 1: Election of Directors—Mr. Fink’s Employment Agreement” below.

The following table sets forth information concerning the grant of BlackRock stock options to each of the executive officers named in the Summary Compensation Table during 2002 in connection with the Long-Term Performance-Based Retention Program. BlackRock did not grant any stock appreciation rights during 2002 to the executive officers named in the Summary Compensation Table.

BlackRock Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to BlackRock Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value ($)(2)
Laurence D. Fink	500,000	13.4%	37.36	10/15/12	7,580,000
Ralph L. Schlosstein	275,000	7.4%	37.36	10/15/12	4,169,000
Robert S. Kapito	225,000	6.0%	37.36	10/15/12	3,411,000
Paul L. Audet	90,000	2.4%	37.36	10/15/12	1,364,400
Robert P. Connolly	60,000	1.6%	37.36	10/15/12	909,600

(1)	The options have a grant date of October 15, 2002, and become 100% exercisable on December 31, 2006.
(2)	The chart below shows the assumptions used to determine the grant date present value per option. BlackRock in no way intends to provide any predictions or assurances with respect to option or common stock values, as some of the underlying assumptions are highly subjective.

Grant Date	Market Price	Exercise Price	Volatility	Annualized Risk Free Rate of Return	Estimated Useful Life	Dividend Yield @	Estimated Value of Option
10/15/02	$37.36	$37.36	.334	1.65%	8 years	0%	$15.16

PNC Stock Options

The following table sets forth information concerning the grant of PNC stock options to each of the executive officers named in the Summary Compensation Table during 2002. PNC did not grant any stock appreciation rights during 2002 to the executive officers named in the Summary Compensation Table.

PNC Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to PNC Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value ($)(2)
Laurence D. Fink	35,000	0.78%	57.10	1/3/12	417,550
Ralph L. Schlosstein	20,000	0.45%	57.10	1/3/12	238,600
Robert S. Kapito	5,000	0.11%	57.10	1/3/12	59,650
Paul L. Audet	10,000	0.22%	57.10	1/3/12	119,300
Robert P. Connolly	—	—	—	—	—

(1)	The options granted to Messrs. Fink, Schlosstein, Kapito and Audet have a grant date of January 3, 2002, and become exercisable one-third ratably over a three-year period beginning on the first anniversary of the grant.
(2)	The chart below shows the assumptions used to determine the grant date present value per option. Neither PNC nor BlackRock in any way intends to provide any predictions or assurances with respect to option or common stock values, as some of the underlying assumptions are highly subjective.

Grant Date	Market Price	Exercise Price	Volatility	Annualized Risk Free Rate of Return	Estimated Useful Life	Dividend Yield @	Estimated Value of Option
1/3/02	$57.10	$57.10	.26455	4.57%	5 Years	3.52%	$11.93

Exercise of BlackRock Options

The following table sets forth information concerning the exercise of BlackRock stock options during 2002 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

Aggregated BlackRock Option Exercises in Last Fiscal Year and Fiscal Year-End Options Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised BlackRock Options At FY-End (#)		Value of Unexercised In-the-Money BlackRock Options at FY-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Laurence D. Fink	—	$—	12,500	600,000	$313,187	$847,500
Ralph L. Schlosstein	—	—	12,500	335,000	313,187	466,125
Robert S. Kapito	—	—	12,500	265,000	313,187	381,375
Paul L. Audet	—	—	12,500	120,000	313,187	152,550
Robert P. Connolly	—	—	12,500	80,000	313,187	101,700

Exercise of PNC Options

The following table sets forth information concerning the exercise of PNC stock options during 2002 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

Aggregated PNC Option Exercises in Last Fiscal Year and Fiscal Year-End Options Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised PNC Options At FY-End (#)		Value of Unexercised In-the-Money PNC Options at FY-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Laurence D. Fink	—	$—	40,000	70,001	$—	$—
Ralph L. Schlosstein	—	—	25,832	39,168	—	—
Robert S. Kapito	—	—	37,732	11,668	—	—
Paul L. Audet	—	—	19,999	20,001	—	—
Robert P. Connolly	1,667	32,118	1,667	1,667	—	—

Long-Term Performance-Based Retention Program

In 2002, BlackRock took a number of steps to provide for the retention of its senior management team, whose five-year employment agreements expired on December 31, 2002, and other key employees. Specifically, BlackRock entered into a new employment agreement with Mr. Fink, which extends through March 2007 and includes, among other things, certain provisions regarding non-competition and non-solicitation of clients and employees during the term of his employment and for one year thereafter. See “Item 1: Election of Directors— Mr. Fink’s Employment Agreement” below. In addition, BlackRock instituted a long-term performance-based retention program (the “Long-Term Performance-Based Retention Program”) for key employees consisting of cash awards under the Performance-Based Retention Plan and grants of stock options under BlackRock’s 1999 Stock Award and Incentive Plan (the “Stock Award and Incentive Plan”). Vesting of awards under the Performance-Based Retention Plan is subject to achievement of stock price appreciation or earnings growth hurdles, as described below. In addition, the award agreements provide for, among other things, non-solicitation of clients and employees during the term of employment and for a period of one year thereafter.

Awards under the Performance-Based Retention Plan are contingent and will be fully paid only if BlackRock’s common stock achieves price appreciation of 56% or more during the measurement period beginning on January 1, 2002 and ending not later than March 31, 2007. Specifically, the awards will be 100% vested if the closing price per share of BlackRock’s common stock is at least $65 for any three-month period beginning in 2005 or 2006. If this performance hurdle is not achieved, the Compensation Committee may, in its sole discretion, vest a portion of the awards if BlackRock’s compound annual growth in diluted earnings per share is at least 10% from January 1, 2002 to December 31, 2006 and BlackRock’s common stock performance is in the top half of its peer group of other investment management companies. See footnote 2 to the following table and “Item 2: Approval of the Adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan—Description” below. If the performance hurdles are achieved, the Performance-Based Retention Plan will be funded with a contribution by PNC of up to four million shares of BlackRock common stock and up to $40 million of cash from BlackRock. See footnote 1 to the following table and “Item 2: Approval of the Adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan—Description” below. As of December 31, 2002, BlackRock has awarded approximately 3.4 million stock options and approximately $130.5 million in cash awards to more than 100 senior professionals. BlackRock’s senior officers (including BlackRock’s executive officers listed below) are not expected to receive additional grants of stock options or other significant awards under the Long-Term Performance-Based Retention Program.

The following table sets forth information with respect to long-term retention awards granted under the Performance-Based Retention Plan to BlackRock’s named executive officers during fiscal 2002. For additional information on these awards, see “Item 2: Approval of the Adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan” below.

Long-Term Retention Plans—Awards In Last Fiscal Year

	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout(2)	Estimated Future Payouts under Non-Stock Price-Based Plans
Name			Threshold ($)		Target ($)	Maximum ($)
Laurence D. Fink	(1)	12/31/06	8,750,000	(2)	(3)	17,500,000	(2)
Ralph L. Schlosstein	(1)	12/31/06	5,250,000	(2)	(3)	10,500,000	(2)
Robert S. Kapito	(1)	12/31/06	4,750,000	(2)	(3)	9,500,000	(2)
Paul L. Audet	(1)	12/31/06	1,825,000	(2)	(3)	3,650,000	(2)
Robert P. Connolly	(1)	12/31/06	1,050,000	(2)	(3)	2,100,000	(2)

(1)

These performance-based cash awards were made to the executive officers listed above under the Performance-Based Retention Plan, subject to stockholder approval of the plan at this Annual Meeting. These awards will only be paid if the performance goals are met. If payable, the awards will be paid 16.67%

in cash and 83.33% in shares of BlackRock common stock. Pursuant to a Share Surrender Agreement between BlackRock and PNC, PNC is obligated to deliver up to 4,000,000 shares of BlackRock common stock to the participants upon the vesting and payment, if any, of awards under the plan. The awards are intended to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

(2)	The performance-based awards become 100% vested and payable only if certain performance goals are met and the executive officer remains employed by BlackRock. If the closing price of BlackRock’s common stock is equal to or in excess of $65 per share for either (i) any calendar quarter during the period commencing January 1, 2005 and ending December 31, 2006 or (ii) any period of three months commencing prior to and including December 31, 2006, whichever is earlier, the performance goals will have been met and the award will be 100% vested. Vesting and payment may be accelerated upon the death, disability or retirement of the executive officer or upon a triggering event following a change in control of BlackRock or PNC, as defined in the initial public offering agreement between BlackRock and PNC (see “Certain Relationships and Related Transactions—Initial Public Offering Agreement”). The awards may vest and become payable even if BlackRock’s common stock is not equal to or in excess of $65 per share. If BlackRock achieves 10% earnings per share growth on a compound annual growth rate basis from January 1, 2002 to December 31, 2006, excluding expenses related to the Performance-Based Retention Plan, and with an obligation by BlackRock to devote at least 31.5% of pre-bonus operating income to employee bonuses from 2002 to 2006 (the “EPS Test”) and BlackRock’s stock performance relative to the Salomon Smith Barney Asset Management Universe (taking into account any addition or removal of companies) is in the 90th or higher percentile, the awards will be 90% vested. If the EPS Test is met and BlackRock’s relative stock performance is in the 75th to the 89th percentile, the awards will be 75% vested. If the EPS Test is met and BlackRock’s relative stock performance is in the 50th to the 74th percentile, the awards will be 50% vested. The Compensation Committee has the authority to reduce the vesting percentage set forth above with respect to any and all awards, and the actual amount that becomes vested may be less than the percent of the award set forth above.

(3)	Payments, if any, under the Performance-Based Retention Plan may vary between the threshold and maximum amounts set forth in the table above, provided that BlackRock achieves a 10% compound annual growth in earnings per share from January 1, 2002 to December 31, 2006 and BlackRock’s stock performance relative to the Salomon Smith Barney Asset Management Universe is at least in the 75th percentile.

PNC Defined Benefit or Actuarial Plan

Mr. Audet and Mr. Connolly are the only BlackRock executive officers that participate in PNC’s pension plan. Mr. Audet and Mr. Connolly would receive estimated total annual benefits (including those payable by supplemental non-qualified pension plans) upon retirement at age 65 equal to $225,649 and $98,934, respectively. The benefits have been projected assuming that Mr. Audet’s and Mr. Connolly’s current salaries and 2002 bonus amounts remain constant until retirement.

Report of the Compensation Committee

The following is the compensation report to stockholders on BlackRock’s executive compensation policies with respect to compensation reported for fiscal year 2002. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of BlackRock’s future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Key compensation-related responsibilities of the Compensation Committee are as follows:

•	Review BlackRock’s executive compensation program and determine whether it remains effective to attract, motivate, and retain executive officers capable of making significant contributions to the long-term success of BlackRock, consistent with stockholder interests;

•	Review and adopt, or recommend to the Board of Directors, as appropriate, the adoption of new, or the amendment of existing, executive compensation plans;

•	Perform such duties and responsibilities as may be assigned under the terms of any executive compensation plan, including the periodic review and final approval of BlackRock’s annual incentive compensation expense;

•	Consult with the chief executive officer regarding, and approve in its discretion, actions involving the base salaries, incentive awards and grants, and long-term awards with respect to the executive officers;

•	Review perquisites and other personal benefits provided to BlackRock’s executive officers; and

•	Review and prepare reports and other material related to executive compensation disclosure.

The Compensation Committee functions as follows:

•	Utilizes compensation data from appropriate comparable companies in the financial services industry and key management positions obtained from nationally-recognized independent compensation consulting firms. This compensation data covers a peer group of selected investment management and investment banking industry companies which compete in markets served by BlackRock.

•	Reviews and aligns BlackRock’s financial performance with the compensation paid to its executive officers.

•	Obtains assistance from:

•	A nationally-recognized independent compensation consulting firm; and

•	BlackRock’s internal support staff.

BlackRock’s executive compensation program is designed to:

•	Attract, motivate and retain executive officers capable of making significant contributions to BlackRock’s long-term success, consistent with stockholder interests;

•	Place a significant proportion of an executive officer’s total compensation at risk by linking it to BlackRock’s financial and common stock price performance; and

•	Align the interests of executive officers with those of stockholders.

The three primary components of BlackRock’s executive compensation program are base salary, annual incentive awards and long-term incentive awards.

Base salary

BlackRock’s philosophy is to compensate its executives with a higher proportion of variable compensation in relation to base salary than is typical in the investment management industry. With this approach, the vast majority of the compensation for its executives involves a high proportion of pay that is “at risk”- namely the annual bonus and long-term incentive awards. This enables BlackRock to meet the requirements of the highly competitive environment in which BlackRock operates while ensuring that executives are compensated in a way that advances the short- and long-term interests of stockholders.

Annual incentive awards

Annual incentive awards are bonuses designed to provide a linkage among executive performance, annual objective performance measures and long-term increases in stockholder value.

For the 2002 award period, annual incentive awards were made to Mr. Fink and the other four executive officers listed in the Summary Compensation Table pursuant to BlackRock’s 1999 Annual Incentive Performance Plan (the “Performance Plan”). The Performance Plan is designed to permit the payment of annual incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code.

During the fourth quarter of 2002, the Compensation Committee took the actions necessary to arrive at the amount of the annual incentive award for each of the five executive officers listed in the compensation tables. Among other things, the Compensation Committee: confirmed the identity of the executive officers eligible to participate in the Performance Plan; certified in writing the size of the compensation pool for the 2002 award period, in reliance upon financial information supplied by BlackRock’s officers; and certified in writing the amount of the authorized incentive award to be paid to each participant.

There are a number of factors that can affect the amount of an executive officer’s incentive award payment, including:

•	Primary factors: earnings per share goals and overall operating profitability of BlackRock.

•	Other factors: growth in assets and implementation of critical processes in connection with BlackRock’s strategic positioning for future performance and growth.

Subject to stockholder approval of the amendment and restatement of the Performance Plan at this 2003 Annual Meeting, for 2003, the five executive officers listed in the Summary Compensation Table will share in a compensation pool (exclusive of direct incentive compensation earned by Robert S. Kapito on certain BlackRock alternative investment products) equal to a maximum of 20% of the corporate incentive pool, which is a percentage (31.5% to 41.5%) of the growth in pre-incentive operating income, as determined by the Compensation Committee.

During the first quarter of 2003, the Compensation Committee assigned incentive award amounts. An incentive award amount is the maximum percentage of the compensation pool a participant can receive for the 2003 award period. No participant could be assigned a percentage of the compensation pool greater than 50% and the sum of all percentages assigned cannot exceed 100% of the compensation pool.

The Compensation Committee may exercise its discretion to reduce or eliminate an executive officer’s award, based on its assessment of the officer’s performance.

In fiscal years 2002 and 2001, BlackRock involuntarily deferred 10% and 5%, respectively, of the Performance Plan awards for certain key employees, including the executive officers, pursuant to the IDCP. For fiscal years 2003 and beyond, the involuntary deferral amount may be increased to 15%. Under the terms of the IDCP, BlackRock matches 20% of the involuntary deferral amount. For fiscal year 2002, the deferred amount will vest one-third ratably over a three-year period beginning on January 31, 2004, the 20% match made by BlackRock will vest on January 31, 2006, and any gains on the deferred amount and the 20% match will vest on January 31, 2006. Payment of these deferred amounts is contingent on continued employment. This plan was designed to motivate and retain key talent at BlackRock.

Certain key employees, including the executive officers, may voluntarily defer all or a portion of their annual incentive award pursuant to the VDCP. Pursuant to the terms of the VDCP, these deferred amounts are immediately vested.

Long-term incentive awards

In October 2002, BlackRock instituted a long-term performance-based retention program (the “Long-Term Performance-Based Retention Program”) consisting of cash awards under the BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan (the “Performance-Based Retention Plan”) (see “Item 2: Approval and Adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan”) and the grant options under BlackRock’s 1999 Stock Award and Incentive Plan (the “Stock Award and Incentive Plan”). The Performance-Based Retention Plan permits BlackRock to grant up to $240 million in deferred compensation awards (the “Compensation Awards”), with payment subject to the achievement of certain performance hurdles no later than March 2007. Under the Long-Term Performance-Based Retention Program, BlackRock may issue up to 3.5 million stock options under the Stock Award and Incentive Plan with an exercise price equal to market value, subject to vesting at December 31, 2006. As of December 31, 2002, BlackRock has awarded approximately 3.4 million stock options and approximately $130.5 million in Compensation Awards to more than 100 senior professionals. The remainder of the Performance-Based Retention Plan will be reserved for grants over the next two years to professionals who exhibit leadership qualities and demonstrate the potential to make significant contributions to BlackRock over time, including additional awards to professionals already participating in the Performance-Based Retention Plan. If the performance hurdles are achieved, the Compensation Awards will be funded with up to 4 million shares of BlackRock common stock to be surrendered by PNC and distributed to Performance-Based Retention Plan participants, less income tax withholding. In addition, distributed shares to Performance-Based Retention Plan participants will include an option to put such distributed shares back to BlackRock at fair market value. BlackRock will fund the remainder of the Compensation Awards with up to $40 million in cash. The Awards will fully vest at the end of any three-month period beginning in 2005 or 2006 during which the daily average closing price of BlackRock common stock is at least $65 per share. If that performance hurdle is not achieved, the Compensation Committee may, in its sole discretion, vest a portion of the Compensation Awards if BlackRock realizes compound annual growth in diluted earnings per share of at least 10% from January 1, 2002 to December 31, 2006 and BlackRock’s publicly-traded stock performs in the top half of BlackRock’s peer group during that time. There will be no expense recognition associated with the Compensation Awards unless vesting occurs or a partial vesting determination by the Compensation Committee is considered probable and estimable. Once this determination is made, BlackRock will record compensation expense for the pro rata portion of the Compensation Awards earned to date. Compensation expense for the remaining Compensation Awards will be recognized ratably from the determination date through the vesting date and could extend through March 31, 2007. In addition, at the time that the BlackRock common stock portion of the Compensation Awards is distributed, BlackRock will record an increase in stockholders’ equity equal to the fair market value of the BlackRock common stock distributed to employees from shares surrendered by PNC.

Under the terms of Stock Award and Incentive Plan, the Compensation Committee may grant incentive awards that are payable entirely in cash, entirely in shares of BlackRock’s common stock, or in a combination of cash and shares of common stock. Shares of common stock issued pursuant to the terms of an incentive award may be subject to such transfer restrictions or forfeiture provisions as the Compensation Committee may specify. The Compensation Committee believes that the payment of a portion of an annual incentive award in options or restricted shares of common stock helps to strengthen the linkage between the interests of BlackRock’s executive officers and the interests of BlackRock’s stockholders.

Long-term incentive awards may also be made under BlackRock’s Amended and Restated Long-Term Deferred Compensation Plan (the “Deferred Plan”). BlackRock made no awards under the Deferred Plan to any employees in 2002.

Long-term incentives are designed to align the interests of employees with long-term stockholder interests. This is accomplished through direct ownership of shares, ownership of shares pursuant to the Deferred Plan, the award of stock options and cash awards.

Chief Executive Officer compensation

In determining Mr. Fink’s compensation, the Compensation Committee members, other than Mr. Fink, considered Mr. Fink’s performance during the year. The categories upon which his performance was evaluated included: the growth in earnings and profitability of the firm; the overall performance of the firm including the growth in assets under management; and the firm’s strategic positioning for future performance and growth. The Compensation Committee also considered Mr. Fink’s leadership, decision-making skills, experience and knowledge. In addition, the Compensation Committee considered the fact that Mr. Fink, in connection with his award under the Long-Term Performance-Based Retention Program, entered into an employment agreement with BlackRock through March 2007. Mr. Fink’s employment agreement includes, among other things, certain provisions regarding non-competition and non-solicitation of clients and employees during the term of his employment and for one year thereafter. See “Item 1: Election of Directors—Mr. Fink’s Employment Agreement” below. The Compensation Committee may place more relative weight on one or more of these factors and, generally, BlackRock’s financial performance is given the most weight.

With input from a nationally-recognized independent compensation consulting firm, the Compensation Committee discussed matters affecting Mr. Fink’s compensation and compared it against a peer universe of investment management and investment banking industry companies that compete in markets serviced by BlackRock to determine whether BlackRock’s executive compensation program is consistent with market practices linking pay to performance. The independent compensation consultant conducted a survey and prepared a detailed report analyzing the business, financial and compensation practices in the investment management and investment banking industries.

Based on the results of the independent compensation consultant’s annual survey and reports regarding compensation for chief executive officers in the investment management industry, the Compensation Committee, with Mr. Fink abstaining from the vote, authorized Mr. Fink’s compensation package for 2002, which included base salary, bonus, deferred bonus and long-term incentive components. The Compensation Committee’s decisions regarding Mr. Fink’s compensation are reported to and discussed by the full Board of Directors at its next regularly scheduled meeting.

The Compensation Committee authorized a base salary in the amount of $500,000 and a bonus award under the Performance Plan of $8,042,024. Additionally, in conjunction with the committee’s approval of a new plan targeted at retaining key employees through December 31, 2006, Mr. Fink was awarded 500,000 options to purchase shares of BlackRock common stock under the Stock Award and Incentive Plan and a contingent $17,500,000 award as more fully described in “Item 1: Election of Directors—Performance-Based Retention Program” above and “Item 2: Approval of the Adoption of the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan” below.

Mr. Fink’s bonus award under the Performance Plan was tied directly to BlackRock’s performance in 2002 in accordance with the criteria set forth above, which included the following significant accomplishments:

•	Earnings for 2002 exceeded expectations and were a record $133.2 million, a 24% increase over 2001.

•	Diluted 2002 earnings per share rose 24% to $2.04 from $1.65 in 2001.

•	Assets under management were a record $272.8 billion at December 31, 2002, up 14% from $238.6 billion in 2001.

Tax policy

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation over $1 million paid to the chief executive officer and any of the executive officers included in the compensation tables preceding this report, subject to certain exceptions. Pursuant to transitional rules set forth in the regulations under Section 162(m) of the Internal Revenue Code, the $1 million deduction limit did not apply to the compensation paid to the chief executive officer and any of the other executive officers listed in the compensation tables in 2002. Accordingly, all such compensation paid to such employees prior to such time will be deductible by BlackRock.

Conclusion

Based upon its review of BlackRock’s executive compensation program, the Compensation Committee has concluded that the program’s basic structure is appropriate, competitive and effective to serve the purposes for which it was created.

MEMBERS OF THE COMPENSATION COMMITTEE

Frank T. Nickell (Chairman)

Laurence D. Fink

James Grosfeld

James E. Rohr

Lawrence M. Wagner

Compensation Committee Interlocks and Insider Participation

Mr. Fink, the Chief Executive Officer of BlackRock, is a member of the Compensation Committee. He did not take part in any decisions pertaining to his compensation and will not take part in any decisions pertaining to the granting of stock options or restricted stock or the determination of bonuses to any executive officer.

Mr. Nickell, a director of BlackRock and a member of the Compensation Committee, is the president and chief executive officer of a company that provides advisory services to one of BlackRock’s subsidiaries and to a limited liability company created by BlackRock. He will take part in all meetings and discussions of the Compensation Committee, but will not take part in any decisions pertaining to the grant of stock options or restricted stock to any executive officer. See “Certain Relationships and Related Transactions—Transactions with Directors.”

Mr. Fink’s Employment Agreement

Mr. Fink entered into a new employment agreement with BlackRock with a term that commenced on October 10, 2002 and extends until the later of (i) the date that awards first become payable under the Performance-Based Retention Plan and (ii) the last possible date upon which any performance goal could be achieved under the Performance-Based Retention Plan.

During the term, Mr. Fink will serve as Chairman and Chief Executive Officer of BlackRock and will report directly to the Board, with full executive power as Chief Executive Officer of BlackRock and title and office and on a basis no less favorable than Mr. Fink’s duties, authorities and responsibilities prior to the commencement of the term.

During the term, Mr. Fink’s base salary will be no less than his base salary as of the commencement of the term. In addition, Mr. Fink will be eligible to earn, for each fiscal year during the term, an annual cash bonus on terms and conditions as determined by the Compensation Committee. As determined by the Compensation Committee, Mr. Fink will be entitled to participate in BlackRock’s long-term incentive compensation arrangements on terms and conditions no less favorable than the terms and conditions generally applicable to Mr. Fink’s peer executives at BlackRock. In addition, Mr. Fink will be entitled to participate in all other incentive, savings and retirement plans, in each case, on terms and conditions no less favorable than the terms and conditions generally applicable to Mr. Fink’s peers, but in no event will Mr. Fink’s incentive, savings and retirement benefit opportunities be less favorable in the aggregate than his opportunities before the commencement of the term. During the term, Mr. Fink will also be entitled to fringe benefits as determined by the committee, but in no event will his fringe benefits be less favorable than the most favorable fringe benefits provided to him before the commencement of the term or, if more favorable, those provided generally at any time thereafter to Mr. Fink’s peers.

If, during the term, BlackRock terminates Mr. Fink’s employment other than for cause, death or disability or if Mr. Fink resigns for “deficient opportunity” (as defined in the agreement), BlackRock will pay to Mr. Fink as severance a lump sum of (i) a pro-rata annual bonus for the year in which the date of termination occurs and (ii) an amount equal to three times the sum of Mr. Fink’s annual base salary and bonus. For purposes of determining the amount of Mr. Fink’s severance payment, the bonus will be the highest annual bonus paid to Mr. Fink with respect to the three fiscal years ending prior to the date of termination. In addition, Mr. Fink and his spouse and dependents will be entitled to continuation of welfare benefits for three years following the date of termination and Mr. Fink’s equity incentive awards or other incentive awards will immediately vest and/or be paid in full and his stock options will, from and after such vesting, remain exercisable for the remainder of their respective terms. Under the terms of the agreement, BlackRock will pay all legal fees and expenses that Mr. Fink reasonably incurs as a result of any contest over the agreement.

If any payments or benefits that Mr. Fink receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, his employment agreement provides for an additional payment to him to restore him to the after-tax position that he would have been in, if the excise tax had not been imposed.

During Mr. Fink’s employment and for a period of one year thereafter, Mr. Fink will be subject to non- competition and non-solicitation of employees provisions. The non-competition provision will be inapplicable if

Mr. Fink’s employment with BlackRock is terminated by BlackRock without cause, by reason of Mr. Fink’s death or disability or by Mr. Fink for deficient opportunity. During the term and thereafter, Mr. Fink has agreed not to disclose confidential information or to disparage BlackRock or its affiliates.

COMMON STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on BlackRock’s class A common stock from October 1, 1999 (the date BlackRock became a public company) through December 31, 2002, with the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500”) and the SNL Investment Advisor Index*. The graph assumes the investment of $100 in BlackRock’s class A common stock and in each of the two indices on October 1, 1999 and the reinvestment of all dividends, if any. The initial public offering price of BlackRock’s class A common stock was $14.00 per share.

	Period Ending
Index	10/01/99	12/31/99	12/31/00	12/31/01	12/31/02

BlackRock, Inc.	100.00	121.68	297.35	295.22	278.94
S&P 500	100.00	114.87	104.41	92.01	71.57
SNL Investment Adviser Index	100.00	116.78	185.45	166.96	126.62

*	The SNL Investment Adviser Index currently comprises the following companies: Alliance Capital Management Holding L.P.; Affiliated Managers Group, Inc.; Atalanta/Sosnoff Capital Corp.; Franklin Resources, Inc.; BKF Capital Group, Inc.; BlackRock, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Gabelli Asset Management Inc.; U.S. Global Investors, Inc.; Hennessy Advisors, Inc.; Integrity Mutual Funds, Inc.; Janus Capital Group; Jordan American Holdings, Inc.; John Nuveen Co.; Legg Mason, Inc.; Neuberger Berman Inc.; SEI Investments Co.; T. Rowe Price Group, Inc.; Value Line, Inc.; Waddell & Reed Financial, Inc.; Westwood Holdings Group, Inc.; Winmill and Co.; and W.P. Stewart & Co. Ltd.

In accordance with the rules of the SEC, this section entitled “Common Stock Performance Graph” shall not be incorporated by reference into any future filings by BlackRock under the Securities Act or Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with PNC and its Subsidiaries

As of February 28, 2003, PNC beneficially owned approximately 81% of the combined voting power and 69% of the shares of BlackRock’s outstanding common stock.

At December 31, 2002, PNC related accounts maintained approximately $11.5 billion of investments in the BlackRock Funds, which represents approximately 63% of the assets in the BlackRock Funds. For the year ended December 31, 2002, BlackRock earned approximately $58.1 million in investment advisory and administration fees on PNC related account investments in the BlackRock Funds. BlackRock also earned $15.1 million in investment advisory and administration fees on PNC related account investments in the BlackRock Provident Institutional Funds and a short term investment fund. BlackRock paid administration and servicing fees to PNC associated with maintaining these investments in 2002 totaling $40.3 million.

BlackRock acts as the investment adviser for certain separate accounts that are either sponsored by PNC affiliated entities or are PNC clients. In most instances, these advisory and administration services are provided in accordance with formal advisory agreements. BlackRock is generally compensated on the basis of fees calculated as a percentage of the market value of the assets under management. Investment advisory and administration fees for separate accounts associated with PNC affiliated entities other than BlackRock for 2002 amounted to $5.9 million.

BlackRock provides risk management advisory services to PNC’s corporate and line of business asset/liability management committees for which it received an annual fee of $5.0 million for 2002. BlackRock provides private client services to PNC Advisors, one of PNC’s businesses, for which it received an annual fee of $5.5 million for 2002.

Pursuant to an administrative services agreement, PNC provides BlackRock with certain management and administrative services. The services include legal, audit, employee benefit, payroll and information services. As consideration for these services, BlackRock pays PNC a monthly fee based on actual usage of the services or on defined formulas that, in management’s view, result in reasonable charges. Total expense for these services was $1.8 million for 2002.

BlackRock paid $1.2 million to PNC affiliates in 2002 for referrals of institutional and individual clients.

On December 31, 2002, BlackRock terminated its $175 million revolving credit facility dated February 28, 1996, as amended, with PNC Bank. No amounts were due and outstanding under the $175 million revolving credit facility in 2002.

Tax Sharing Policy and Tax Disaffiliation Agreement with PNC

Through the completion of its initial public offering, BlackRock participated in the PNC and PNC Asset Management, Inc. tax sharing policies. The PNC tax sharing policy provides, among other things, that the consolidated federal income tax liability for all 80% or more owned subsidiaries of PNC included in the PNC consolidated federal income tax return will generally be allocated to each subsidiary based on their separately calculated liability. Because BlackRock and its subsidiaries were not eligible to join PNC’s consolidated federal income tax return after March 31, 1998, the provisions of such policy related to federal income taxes were not applicable to BlackRock for federal income tax periods beginning after that date. BlackRock has, however, participated in the PNC Asset Management, Inc. tax sharing policy, the provisions of which are generally identical to those of the PNC tax sharing policy, with respect to PNC Asset Management, Inc. consolidated federal income tax returns for taxable periods beginning after March 31, 1998. BlackRock was subject to the state and municipal provisions of the PNC tax sharing policy through the completion of the initial public offering. The PNC tax sharing policy generally provides that state and municipal income tax liabilities are determined as if each PNC subsidiary has filed a separate return. In the event that a state or municipality imposes income and/or franchise taxes on two or more individual PNC subsidiaries, on a consolidated, combined or unitary basis, the income tax liability is allocated to those subsidiaries whose business operations generated the liability.

On October 6, 1999, PNC and BlackRock entered into a tax disaffiliation agreement (the “Tax Disaffiliation Agreement”) that sets forth each party’s rights and obligations with respect to income tax payments and refunds for taxable periods before and after the completion of BlackRock’s initial public offering and also addresses related matters such as the filing of tax returns and the conduct of audits or other proceedings involving claims made by taxing authorities.

As described above, prior to the completion of BlackRock’s initial public offering, BlackRock and its subsidiaries were included in consolidated, combined and unitary income and franchise tax returns with PNC and/or certain of its subsidiaries, including PNC Asset Management, Inc. Under the Tax Disaffiliation Agreement, PNC or PNC Asset Management, Inc. is responsible for preparing and filing all of such consolidated, combined and unitary income tax returns. In addition, BlackRock generally agrees to indemnify PNC and PNC Asset Management, Inc. for income taxes relating to the taxable period, or portion thereof, beginning before the completion of the initial public offering to the extent such income taxes are attributable to BlackRock. BlackRock’s share of the income tax liability with respect to federal consolidated income tax returns including PNC and/or PNC Asset Management, Inc. generally is based upon the tax liability that would have been incurred by BlackRock and its subsidiaries if such group had filed its own federal consolidated income tax return and with respect to state or municipal combined or unitary income or franchise tax returns including PNC and/or certain of its subsidiaries is generally based upon an allocation to BlackRock of a percentage of the total tax liability based upon BlackRock’s level of activity in such state or municipality. PNC and PNC Asset Management, Inc. agreed to indemnify BlackRock for all other income and franchise taxes relating to the taxable period, or portion thereof, ending on or before the completion of BlackRock’s initial public offering. PNC and PNC Asset Management, Inc. also have exclusive control over any audits or other proceedings involving claims made by taxing authorities with respect to such consolidated, combined or unitary tax returns, notwithstanding that such audits or proceedings may result in a liability to BlackRock under the Tax Disaffiliation Agreement. PNC is obligated to consult with BlackRock and take the best interests of all parties into account in the conduct of such audits or proceedings.

Upon completion of the initial public offering, BlackRock began filing its own separate consolidated federal income tax return for taxable periods beginning after the date of BlackRock’s initial public offering. BlackRock will file separate state and municipal income and franchise tax returns or may be included in state and municipal income and franchise tax returns with one or more PNC subsidiaries on a combined or unitary basis. If BlackRock is included in a group’s combined or unitary state or municipal income tax filing with other PNC subsidiaries, BlackRock’s share of the group’s liability will generally be based upon an allocation to BlackRock of a percentage of the total tax liability based upon BlackRock’s level of activity in such state or municipality.

IPO Agreement with PNC

General

BlackRock entered into an initial public offering agreement, dated September 30, 1999, with PNC and PNC Asset Management, Inc. (as amended, the “IPO Agreement”) which governs the parties’ respective rights and duties with respect to BlackRock’s initial public offering, and sets forth covenants BlackRock and PNC have agreed to for various periods following the initial public offering.

Subsequent issuances of common stock and additional purchases of common stock by PNC

The IPO Agreement provides that at any time following BlackRock’s initial public offering until the date on which PNC or another person (a “PNC transferee”) beneficially owns less than a majority of the voting power of BlackRock’s capital stock (the “Trigger Date”), BlackRock will not, without PNC’s prior written consent, issue any shares of capital stock or any rights, warrants or options to acquire its capital stock except pursuant to employee benefit plans approved by the Board of Directors. The IPO Agreement further provides that until the Trigger Date, if BlackRock issues capital stock, PNC will be entitled, but not required, to purchase from BlackRock a number of shares of capital stock when it is issued so that PNC would continue to maintain the same proportionate economic and voting rights after the issuance as it had before the issuance of capital stock. If BlackRock issues capital stock for cash, PNC must pay the same per share price to purchase additional shares. In all other cases, the price that PNC must pay to purchase the additional shares of capital stock shall be the fair value of the class of capital stock and, with respect to class A common stock and class B common stock, shall be equal to the average of the closing prices of the class A common stock reported on the New York Stock Exchange for the ten trading days prior to the completion of the issuance giving rise to PNC’s additional purchase right.

Change in control of PNC or BlackRock

On October 10, 2002, BlackRock entered into an amendment to the IPO Agreement with PNC. The amendment provides that, subject to certain notice requirements and evaluation and cure periods, PNC must deposit its shares of voting stock and common stock of BlackRock into a voting trust and refrain from soliciting proxies from holders of outstanding BlackRock capital securities and, subject to certain exceptions, refrain from acquiring additional shares of BlackRock if, within twelve months following a change of control of PNC or a change of control of BlackRock, a majority of BlackRock’s independent directors determine that such change of control has a material adverse effect on BlackRock and that adverse effect is not cured within a further three month period. Following the deposit of PNC’s shares into a voting trust as described above, PNC must, subject to the terms and conditions of the IPO Agreement, take one of the three following courses of action: (i) within two years, dispose of its ownership interest in BlackRock voting stock, such that neither PNC nor its affiliates is the beneficial owner of more than 4.9% of any class of voting stock of BlackRock (and any shares of class B common stock deposited by PNC into the voting trust will be converted to class A common stock upon the election of this option (i)); (ii) proceed as expeditiously as is commercially reasonable to offer to purchase all the outstanding BlackRock capital securities not held by PNC or its affiliates at the applicable Change of Control Price (which is defined in the amendment); or (iii) proceed as expeditiously as is commercially reasonable to sell its ownership interest in BlackRock capital securities, such that neither PNC nor its affiliates is the beneficial owner of more than 4.9% of any class of voting stock of BlackRock, to a third party in a transaction in which such third party offers to purchase all the outstanding shares of BlackRock not held by PNC or its affiliates at a price per share not less than the price per share offered to PNC. If PNC takes action under (ii) or (iii) above, all awards under the Performance-Based Retention Plan will vest and be immediately payable and all stock options granted under the Stock Award and Incentive Plan will vest and be exercisable.

A “change of control of PNC” will be deemed to occur when the board of directors of PNC determines that a change of control has occurred. However, at a minimum, a change of control will be deemed to occur if: (i) any person, excluding employee benefit plans, is the beneficial owner of securities of PNC representing (A) between 20% to 40%, unless otherwise approved by the board of directors of PNC, or (B) more than 40%, of the combined voting power of PNC’s then outstanding securities; (ii) PNC consummates a merger, consolidation, share exchange, division or other reorganization or transaction with any other corporation, other than a merger, consolidation, share exchange, division or other reorganization or transaction that results in the voting securities of PNC outstanding immediately prior thereto continuing to represent at least 60% of the combined voting power immediately after such transaction of (x) PNC’s outstanding securities, (y) the surviving entity’s outstanding securities, or (z) in the case of a division, the outstanding securities of each entity resulting from the division; (iii) the stockholders of PNC approve a plan of complete liquidation or winding-up of PNC or an agreement for the sale or disposition of all or substantially all PNC’s assets; (iv) as a result of a proxy contest, members of the board of directors of PNC prior to the contest cease to constitute at least a majority of the board of directors of PNC; or (v) for any reason, members of the board of directors of PNC at the outset of any period of 24 consecutive months cease at any point during that 24-month period to constitute at least a majority of the board of directors of PNC.

A “change of control of BlackRock” will be deemed to occur if: (i) due to a transfer of BlackRock voting stock, a person other than PNC or its affiliates holds a majority of the voting power of BlackRock’s voting stock; or (ii) whether by actual or threatened proxy contest or any merger, reorganization, consolidation or similar transaction, persons who are directors of BlackRock immediately prior to such proxy contest or the execution of the agreement pursuant to which such transaction is consummated (other than a director whose initial assumption of office was in connection with a prior actual or threatened proxy contest) cease to constitute a majority of the board of directors of BlackRock or any successor entity immediately following such proxy contest or the consummation of such transaction. Notwithstanding the forgoing, a transaction or series of transactions that is approved by a majority of BlackRock’s independent directors and pursuant to which all public stockholders and employees of BlackRock are given an opportunity to participate on substantially the same terms as PNC will not be deemed to constitute a change of control of BlackRock.

Other BlackRock Covenants

PNC continues to own a significant portion of BlackRock’s outstanding voting stock. As a result, PNC will continue to include BlackRock as a “subsidiary” for various financial reporting, accounting and other purposes. Accordingly, BlackRock has agreed to certain covenants in the IPO Agreement relating to access to information, accounting policies and procedures, public disclosures and regulatory reporting, discriminatory actions against PNC and compliance with PNC agreements.

Registration Rights Agreement with PNC and Certain Employee Stockholders

PNC and BlackRock employees who hold shares of class B common stock cannot freely sell such shares without registration under the Securities Act. Accordingly, BlackRock has entered into a Registration Rights Agreement, dated October 6, 1999, with PNC Asset Management, Inc. and BlackRock employee stockholders, to provide them with registration rights relating to shares of BlackRock class A common stock into which their shares of class B common stock are convertible. On October 10, 2002, BlackRock entered into an amendment to the Registration Rights Agreement with PNC. The amendment provides that nothing contained in the Registration Rights Agreement will be deemed to prohibit PNC or its affiliates from effecting a distribution (including, but not limited to, a spin-off or a split-off) of its BlackRock common stock to the public stockholders of PNC if PNC should decide to do so.

Stockholders Agreement with PNC and Certain Employee Stockholders

BlackRock, PNC Asset Management, Inc. and certain employees of BlackRock, or its affiliates, who hold shares of class B common stock, have entered into an amended and restated stockholders agreement (the “Stockholders Agreement”).

PNC and the employee stockholders have a voting arrangement regarding the election of directors, which is described in “Item 1: Election of Directors—Agreement on Certain Director Nominations.”

Under the terms of the Stockholders Agreement, all of the class B shares issued prior to September 1999 held by the employee stockholders may be transferred at any time; an incremental one-third of the shares issued in September 1999 may be transferred on and after each of the third, fourth and fifth anniversary dates of their issuance; and in the cases of subsequent issuances of class B common stock, such other dates as may be applicable thereto. If a holder of class B common stock attempts to transfer restricted shares of class B common stock in a transfer that is not permitted under, or would violate, the Stockholders Agreement, then that transfer will not be registered by BlackRock.

The Stockholders Agreement provides that any restrictions on shares held by an employee stockholder or permitted transferee will immediately lapse upon the termination of the employee’s employment by BlackRock without cause or good reason, or upon termination of the employee’s employment by reason of a deficient opportunity (as defined in the employment agreements) or as a result of death or disability. Immediately following the termination of an employee stockholder’s employment, all shares of unrestricted class B common stock then held by that employee will convert into shares of class A common stock.

The Stockholders Agreement and related provisions of the employment agreements provide that upon a termination of an employee’s employment by BlackRock for cause or, except for Mr. Fink, good reason or by the employee for any reason other than a deficient opportunity, death or disability, BlackRock must purchase all remaining restricted shares then held by the employee or valid transferee of the employee at the lower of:

•	the market value of the shares, which will be equal to the market value of shares of class A common stock; or

•	the cost at which the shares were originally acquired by the employee.

The Stockholders Agreement provides that any proposed transfer of class B common stock will be subject to a right of first refusal and, in certain circumstances, rights to participate in the proposed transfer by the other holders of class B common stock.

The right of first refusal and rights to participate in the proposed transfer are not applicable to transfers of shares of class B common stock among PNC affiliates, to transfers of shares by an employee stockholder to the estate, personal representative or certain family members of employee stockholders, or to certain entities which hold an economic interest for the benefit of any such persons or to BlackRock and to the transfer of shares registered in accordance with the terms of the Registration Rights Agreement. Any PNC transferee will be bound by the Stockholders Agreement and have the rights and obligations of PNC under the Stockholders Agreement.

If PNC or its affiliates or, following a change in control of PNC or BlackRock, any successor offers to purchase or purchases all outstanding shares of class A common stock or class B common stock or purchases sufficient shares of class A common stock to cause such stock to be delisted, it must also offer to purchase all outstanding shares of class B common stock or other capital stock held by employee stockholders at fair value, which, with respect to both class A common stock and class B common stock, shall be the highest price paid for class A common stock or class B common stock as applicable, and offer to cancel all BlackRock stock options held by each employee stockholder, if any, for a cash payment in an amount based upon the excess of the price offered to other stockholders over the exercise price of such stock options.

On October 10, 2002, BlackRock entered into an amendment to the Amended and Restated Stockholders Agreement with PNC. The amendment provides that nothing contained in the Amended and Restated Stockholders Agreement will be deemed to prohibit PNC or its affiliates from effecting a distribution (including, but not limited to, a spin-off or a split-off) of its BlackRock common stock to the public stockholders of PNC if PNC should decide to do so. The amendment also provides that the Amended and Restated Stockholders Agreement will remain in effect in the event PNC ceases to own shares of class B common stock as a result of such shares converting to shares of class A common stock in accordance with the terms of the IPO Agreement, as amended. A “change of control of PNC” and a “change of control of BlackRock” will have the same meanings assigned to such terms in the IPO Agreement, as amended.

Transactions with Directors

Frank T. Nickell, a director of BlackRock since December 1999, is the president and chief executive officer of Kelso & Company, a firm that manages private equity investment partnerships and private equity investments. Pursuant to a consulting agreement, Kelso & Company, L.P. acts as a consultant to BlackRock Financial Management, Inc., an indirect wholly owned subsidiary of BlackRock. BlackRock Financial Management paid or has payable $1.6 million in fees in 2002 pursuant to the consulting agreement with Kelso & Company, L.P. In addition, pursuant to an advisory agreement, Kelso & Company, L.P. acts as an advisor to Magnetite Asset Investors L.L.C., a limited liability company created by BlackRock to pursue investment opportunities in the high yield market. Magnetite Asset Investors L.L.C. paid or has payable $3.2 million in fees in 2002 pursuant to the advisory agreement with Kelso & Company, L.P.

From time to time, certain directors may have investments in various BlackRock investment vehicles or accounts. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts.

ITEM 2

APPROVAL OF THE ADOPTION OF THE BLACKROCK, INC.

2002 LONG TERM RETENTION AND INCENTIVE PLAN

Introduction

BlackRock is asking its stockholders to approve the Performance-Based Retention Plan. It is BlackRock’s intention that, upon approval by the stockholders of the Performance-Based Retention Plan, any amounts payable to the Chief Executive Officer and to the four most highly compensated executive officers (other than the Chief Executive Officer) for whom compensation disclosure is required under the proxy rules (“Covered Employees”) under the Performance-Based Retention Plan may be fully deductible by BlackRock under the provisions of Section 162(m) of the Internal Revenue Code. It is also BlackRock’s belief that the Performance-Based Retention Plan supports BlackRock’s objective of paying for performance.

The following description of the material terms of the Performance-Based Retention Plan is qualified in its entirety by reference to the terms of the Performance-Based Retention Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Description

Purpose.    The purposes of the Performance-Based Retention Plan are to attract and retain the best available personnel for positions with BlackRock, to maintain and enhance BlackRock’s performance, and to support succession planning and the development of future management of BlackRock.

Eligible Employees.    Individuals eligible to participate in the Performance-Based Retention Plan are officers and key employees of BlackRock that may be selected by the Compensation Committee to participate in the Performance-Based Retention Plan. The approximate number of individuals currently eligible to participate in the Performance-Based Retention Plan is 115.

Administration.    The Performance-Based Retention Plan will be administered by the Compensation Committee. Among other things, the Compensation Committee has the authority, subject to the terms of the Performance-Based Retention Plan: (a) to select the eligible individuals to whom awards may from time to time be granted; (b) to determine the terms and conditions of any award granted under the Performance-Based Retention Plan, except that the Compensation Committee may not grant any award under the Performance-Based Retention Plan that does not contain as a condition to vesting and payment satisfaction of one or more of the performance goals; (c) to modify, amend or adjust the terms and conditions of any award, at any time or from time to time, except that the Compensation Committee may not adjust upwards the amount payable with respect to a qualified performance-based award or waive or alter the performance goals; and (d) to determine to what extent and under what circumstances amounts payable with respect to an award will be deferred.

Awards.    The Compensation Committee has the authority to grant any eligible individual an award that is expressed as an amount in cash, which, subject to the attainment of performance goals, will be settled in cash and common stock. The Compensation Committee will determine the eligible individuals to whom and the time or times at which awards will be granted, the number of awards to be granted to any eligible individual, and any other terms and conditions of the award.

Award Agreement.    Each award will be confirmed by, and be subject to, the terms of an award agreement, the form of which will be approved by the Compensation Committee. The terms and provisions of each award agreement will be consistent with the terms of the Performance-Based Retention Plan, may differ from other award agreements, and need not be the same with respect to each recipient or eligible individual.

Performance Goals.    Subject to the terms of the Performance-Based Retention Plan, if the closing price of BlackRock’s class A common stock is equal to or in excess of $65 per share for either (1) any calendar quarter during the period commencing January 1, 2005 and ending December 31, 2006 or (2) any period of three months commencing prior to and including December 31, 2006, whichever is earlier, the performance goals will have been met and the award will be 100% vested. In addition:

•	If the EPS test (as defined below) is met and BlackRock’s stock performance relative to the Salomon Smith Barney Asset Management Universe (taking into account any addition or removal of companies) is in the 90th or higher percentile, the award will be 90% vested;

•	If the EPS test is met and BlackRock’s relative stock performance is in the 75th to the 89th percentile, the award will be 75% vested; or

•	If the EPS test is met and BlackRock’s relative stock performance is in the 50th to the 74th percentile, the award will be 50% vested.

The Compensation Committee has the authority to reduce the vesting percentage set forth above with respect to any and all awards that do not become 100% vested, and the actual amount that becomes vested may be less than the percent of the award set forth above.

To meet the EPS test, BlackRock must achieve 10% earnings per share growth on a compound annual growth rate basis from January 1, 2002 to December 31, 2006, excluding expenses related to the Performance-Based Retention Plan, and with an obligation by BlackRock to devote at least 31.5% of pre-bonus operating income to employee bonuses from 2002 to 2006.

The percentage of the award that becomes vested pursuant to the Compensation Committee’s authority is referred to as the “applicable vesting percentage.”

Maximum Limitations on Awards.    The maximum amount with respect to which the Compensation Committee may grant awards during any calendar year to any individual award holder may not exceed $25,000,000. The maximum number of shares of BlackRock class A common stock that may be delivered to participants and their beneficiaries under the Performance-Based Retention Plan will be 4,000,000. If any award or portion of any award is forfeited, BlackRock common stock subject to such awards and any amounts of cash payable pursuant to such awards will again be available for grant in connection with awards under the Performance-Based Retention Plan .

The aggregate amount of all awards that will be available for payment under the Performance-Based Retention Plan will be the product of (x) the lesser of (i) $240,000,000 and (ii) the sum of (A) the aggregate fair market value on the date awards vests of 4,000,000 shares of BlackRock common stock and (B) $40 million and (y) the applicable vesting percentage. Notwithstanding any provision of the Performance-Based Retention Plan or an award agreement to the contrary, the cash portion of each award will be an amount equal to the product of (i) the award, (ii) the applicable vesting percentage and (iii) 16.67%. The stock portion of each award will be in an amount equal to the product of (i) the award, (ii) the applicable vesting percentage, (iii) 83.33% and (iv) the lesser of (A) one or (B) a fraction, the numerator of which is the fair market value of 4,000,000 shares of BlackRock common stock on the payment date and the denominator of which is $200,000,000.

Delivery of BlackRock Common Stock.    Pursuant to a Share Surrender Agreement between BlackRock and PNC, PNC is obligated to deliver up to 4,000,000 shares of BlackRock common stock upon the vesting and payment, if any, of awards under the Performance-Based Retention Plan.

Payment of Awards.    The vesting of awards will be conditioned upon the attainment of the performance goals. To the extent that the performance goals are satisfied, the awards will vest and, subject to the terms of the Performance-Based Retention Plan and the applicable award agreement, be paid to award holders on the payment date.

Subject to the terms and conditions of the Performance-Based Retention Plan, if a participant’s award was granted within ten days after the date on which awards were first granted under the Performance-Based Retention Plan, the award will be payable on any date during the period commencing on January 1, 2007 and ending on January 31, 2007 selected in the discretion of the Compensation Committee, unless the performance goals are achieved during a period of three months commencing prior to and including December 31, 2006, in which case, the award will be paid on any date, during the one-month period commencing on the date on which the performance goals are satisfied, selected in the discretion of the Compensation Committee. Subject to the terms and conditions of the Performance-Based Retention Plan, if an award is granted after the initial grants are made, the award will be paid on any date as selected in the discretion of the Compensation Committee and set forth in the award agreement.

Adjustments.    In the event any item of gain, loss, or expense that is reported in the financial statements of BlackRock is, as defined under United States Generally Accepted Accounting Principles, (1) extraordinary (both unusual and infrequent), as defined under the provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions (APB 30), (2) unusual or infrequent, as defined and required to be reported under APB 30, or (3) is the disposition of a component of an entity (discontinued operation) under the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Compensation Committee will adjust BlackRock’s earnings per share to exclude any such item for purposes of determining whether BlackRock’s EPS Test has been met. Further, in the event of a stock split, reverse stock split, or stock dividend of BlackRock or a company which is a component of the BlackRock Peer Group, the Compensation Committee, as applicable, will adjust BlackRock’s earnings per share, the BlackRock common stock price, and the common stock price of any component of the BlackRock Peer Group to insure that each of the BlackRock EPS Test and relative common stock price performances are calculated on a consistent basis of outstanding shares. Notwithstanding the foregoing, no adjustments to BlackRock’s earnings per share, the BlackRock common stock price or the common stock price of any component of the company peer group will be made for any change in outstanding shares that is not due to a stock split, reverse stock split or stock dividend.

Put Right.    In the event that awards are paid, the award holder will have the option exercisable at any time during the period commencing two business days following the payment date and ending fifteen business days following the payment date to put the BlackRock common stock payable with respect award to BlackRock.

Nontransferability of Awards.    No award will be transferable by the award holder other than (i) by will or by the laws of descent and distribution; or (ii) pursuant to a transfer to certain transferees who are specified in the Performance-Based Retention Plan. Transfers to the award holder’s permitted transferees are subject to the terms and conditions of the Performance-Based Retention Plan and the terms and conditions of any award agreement pursuant to which they were granted.

Termination of Employment.    Upon a participant’s death or disability prior to the date upon which the award vests, any award held by such award holder will vest and be payable to the award holder (or, in the case of death, to the award holder’s beneficiary) as determined by the Compensation Committee, but in any event, the participant (or, in the case of death, the participant’s beneficiary) will receive no less than an amount equal to a pro-rata award amount which will vest and be payable at such time as the award would otherwise have become payable (if at all) had the participant remained in the employ of BlackRock. Upon a participant’s retirement or early retirement prior to the date upon which the award vests, any award held by such award holder will vest and be payable to the award holder as a pro-rata award at such time as and to the extent that the award would otherwise have vested and become payable had such award holder remained in the employ of BlackRock; provided that such pro rata award may be reduced by an appropriate amount as determined by the Compensation Committee consistent with BlackRock’s retirement policy in the event that an award holder incurs a termination of employment by reason of early retirement. Upon a participant’s termination for cause on or prior to the payment date, all awards held by such award holder will thereupon be immediately forfeited. Upon a participant’s termination without cause (other than for death or disability) prior to the date upon which the award vests, subject to the award holder’s compliance with any forfeiture provisions of the Performance-Based Retention Plan or any award agreement, all awards held by such award holder will vest and be payable to the award holder as a pro-rata award at such time as the award would otherwise have become payable had such award holder remained in the employ of BlackRock; provided that the Compensation Committee will have the discretion to increase the pro-rata award in such circumstances to an amount no greater than the amount that would have been payable to such award holder had the award holder remained in the employ of BlackRock through the payment date. Upon a participant’s termination of employment for any reason other than death, disability, retirement, early retirement or by BlackRock with or without cause prior to the payment date, any award held by such award holder will thereupon immediately become forfeited, unless the Compensation Committee determines otherwise, in which case such award will vest and be payable on such basis as the Compensation Committee determines in its sole discretion.

Deferral of Awards.    The Compensation Committee may, from time to time, establish procedures pursuant to which an award holder may elect to defer receipt of payment of all or a portion of an award to such later time or times in lieu of receipt of such award, all on such terms and conditions as the Compensation Committee will determine.

Acceleration Event.    Notwithstanding any other provision of the Performance-Based Retention Plan to the contrary, in the event of an acceleration event: unless otherwise provided in the applicable award agreement, any unvested and unpaid awards outstanding under the Performance-Based Retention Plan as of the date of the acceleration event will vest in full, any deferral or other restriction on such awards will lapse, such awards will be paid in full as promptly as practicable after the acceleration event as if (i) all performance goals with respect to such awards had been fully achieved and (ii) the applicable vesting percentage were 100 and the forfeiture provisions will be inapplicable to any award holder following an acceleration event.

An acceleration event will occur if, prior to the last date that a Performance Goal may be achieved, either of the following occurs:

•	the vote of a majority of the members of the incumbent management committee to accelerate the Performance-Based Retention Plan six months after the termination of employment of the chief executive officer of BlackRock for “deficient opportunity” or other than for “cause,” death or disability, if within 60 days following the termination of employment a successor chief executive officer fails to assume office who is either a member of the incumbent management committee or is approved by a majority of the incumbent management committee; or

•	PNC (1) becomes obligated to purchase all of the outstanding BlackRock common stock or (2) sells its entire ownership in BlackRock common stock to a third party purchaser.

Amendment, Termination.    The Board may amend, alter, or discontinue the Performance-Based Retention Plan at any time, but no amendment, alteration or discontinuation will be made that would impair the rights of an award holder under an award theretofore granted without the award holder’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment will be made without the approval of BlackRock’s stockholders to the extent such approval is required by applicable law or stock exchange rules. The Compensation Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but no such amendment will cause a qualified performance-based award to cease to qualify for the Section 162(m) exemption or impair the rights of any award holder without the award holder’s consent, except such an amendment made to cause the Performance-Based Retention Plan or the award to comply with applicable law, stock exchange rules or accounting rules. Subject to the foregoing, the Board will have authority to amend the Performance-Based Retention Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant awards that qualify for beneficial treatment under such rules without stockholder approval.

Subject to Stockholder Approval.    No payments will be made pursuant to the Performance-Based Retention Plan to any Covered Employee unless the Performance-Based Retention Plan is approved by the stockholders of BlackRock. The adoption of the Performance-Based Retention Plan requires the affirmative vote of a majority of shares entitled to vote thereon, present in person or by proxy at the Annual Meeting when a quorum is present.

Federal Income Tax Considerations

The tax consequences of awards granted under the Performance-Based Retention Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the Performance-Based Retention Plan, under existing U.S. law.

This summary is not a complete statement of applicable law and is based upon the Internal Revenue Code, as well as administrative and judicial interpretations of the Internal Revenue Code as in effect on the date of this description. If federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate. This section does not consider state, local, or foreign tax consequences. Nor does it discuss the effect of gift, estate, or inheritance taxes.

No later than the date as of which an amount first becomes includible in a participant’s gross income for federal income tax purposes with respect to any award under the Performance-Based Retention Plan, the participant must pay to BlackRock, or make arrangements satisfactory to BlackRock regarding the payment of, any federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The participant will satisfy, in whole, the foregoing withholding liability by having BlackRock withhold from the number of shares of BlackRock common stock otherwise issuable pursuant to the settlement of the award, a number of shares of BlackRock common stock with a fair market value equal to such withholding liability. The obligations of BlackRock under the Performance-Based Retention Plan are conditional on such payment or arrangements, and BlackRock and any affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to participants.

The grant of an award is not a taxable event. Participants will recognize taxable compensation income upon the receipt of cash or stock in settlement of an award equal to the fair market value of the stock on the date that the participant receives it or the amount of cash received, as applicable.

When a participant sells his or her shares after the award has been paid, the participant generally will have a taxable capital gain (or loss). The amount of this gain (or loss) is the difference between the sale price and the fair market value of the stock on the payment date. The capital gain is considered “long term” or “short term,” depending on how long the participant has held such stock, and is taxed accordingly. The holding period is generally measured from the date the stock is paid.

Assuming compliance with the applicable withholding requirements, BlackRock generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by recipients of awards in that taxable year.

New Plan Benefits

The following table sets forth the minimum and maximum value of the awards that have been allocated to the individual or groups indicated below under the Performance-Based Retention Plan. Actual payments, if any, will depend on whether certain performance goals are achieved. For a description of the business purposes and other considerations relating to the initiation and granting of awards under the Performance-Based Retention Plan, as well as the contingencies to payment of the awards under the Performance-Based Retention Plan, see “Item 1: Election of Directors—Long-Term Performance-Based Retention Program” and “Item 1: Election of Directors—Report of the Compensation Committee” above.

BlackRock, Inc. 2002 Long Term Retention and Incentive Plan

Name and Position	Minimum Dollar Value($)	Maximum Dollar Value($)
Laurence D. Fink, Chairman and Chief Executive Officer	8,750,000	17,500,000
Ralph L. Schlosstein, President	5,250,000	10,500,000
Robert S. Kapito, Vice Chairman	4,750,000	9,500,000
Paul L. Audet, Chief Financial Officer	1,825,000	3,650,000
Robert P. Connolly, General Counsel and Secretary	1,050,000	2,100,000
Executive Group	21,625,000	43,250,000
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	43,625,000	87,250,000

Board Recommendation

The Board of Directors recommends a vote for the approval of the adoption of the Performance-Based Retention Plan.

ITEM 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE BLACKROCK, INC.

1999 ANNUAL INCENTIVE PERFORMANCE PLAN

Introduction

BlackRock is asking its stockholders to approve an amendment and restatement of the BlackRock, Inc. 1999 Annual Incentive Performance Plan. The Performance Plan initially became effective upon the effective date of the initial public offering of BlackRock’s common stock, October 1, 1999, and has operated under a transitional rule exempting it from compliance with Section 162(m) of the Internal Revenue Code. The amended and restated Performance Plan is being submitted to BlackRock’s stockholders in order to ensure its compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) denies a tax deduction for certain compensation in excess of $1 million per year paid by a company to Covered Employees. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms (including the performance goals) pursuant to which the compensation is to be paid (including the business criteria on which the performance goal is based and the maximum amount that can be paid to any individual if the performance goal is attained) are disclosed and approved by stockholders prior to payment. Accordingly, if the amended and restated Performance Plan is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the amended and restated Performance Plan should not be subject to the deduction limit of Section 162(m). Except as noted, the amended and restated Performance Plan is substantially identical to the Performance Plan as originally adopted.

The following description of the material terms of the amended and restated Performance Plan is qualified in its entirety by reference to the terms of the amended and restated Performance Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the Performance Plan is to encourage behavior by participants that creates superior financial performance and strengthen the commonality of interests between the participants and stockholders in creating superior stockholder value.

Awards; Eligible Employees

Awards under the Performance Plan are in the form of annual cash bonuses. These awards may be granted to officers and other employees of BlackRock in the sole discretion of the Compensation Committee. As of the date of this Proxy Statement, there are approximately 780 individuals who may be considered for participation in the Performance Plan. Awards granted pursuant to the Performance Plan will be evidenced by an award agreement in such form as the Compensation Committee may from time to time approve and the terms and conditions of such awards will be set forth in that agreement. The Compensation Committee will specify the performance goals applicable to each award.

Administration

The Performance Plan is administered by the Compensation Committee. The Compensation Committee has the authority to administer the Performance Plan, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards will be granted; to determine the terms, conditions, restrictions and performance criteria, including performance goals, relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the Performance Plan and any award; to prescribe, amend and rescind rules and regulations relating to the Performance Plan; to determine the terms and provisions of award agreements; to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting BlackRock or any subsidiary or affiliate or the financial statements of BlackRock or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; and to make all other determinations deemed necessary or advisable for the administration of the Performance Plan.

Performance Goals

Payment of awards to participants is permitted if, and only to the extent that, performance goals established by the Compensation Committee are met for BlackRock’s fiscal year. The performance goals may relate to the performance of BlackRock, a subsidiary, affiliate, division or strategic business unit or any combination thereof. The performance goals will be based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the performance of BlackRock relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. To the extent possible, each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee. The performance measure or measures and the performance goals established by the Compensation Committee may be different for different fiscal years and different goals may be applicable to BlackRock and its subsidiaries and affiliates.

Annual Limitation on Bonus Payments to Any Individual

The Performance Plan as originally adopted did not contain any limitation on the amount of annual payments bonus that could be made to any individual. The amended and restated Performance Plan provides that no executive officer can receive an annual bonus under the Performance Plan in excess of $20 million for any fiscal year. The Compensation Committee may, in its discretion, reduce or eliminate any award under the Performance Plan, but in no event may the Compensation Committee discretionarily increase the amount of an award payable to any Covered Employee.

Payment of Awards

Unless otherwise determined by the Compensation Committee, all payment in respect of awards granted under the Performance Plan will be made, in cash, within a reasonable period after the end of BlackRock’s fiscal year.

Amendment, Termination

The Board of Directors or the Compensation Committee may from time to time amend, suspend or discontinue the Performance Plan. No amendment, however, may affect adversely any of the rights of any participant under any award following the end of the applicable performance period. In addition, the amended and restated Performance Plan provides that, absent the requisite approval of BlackRock’s stockholders, no amendment may be made to the Performance Plan which would require such approval in order to remain compliant with Internal Revenue Code Section 162(m).

New Plan Benefits

Since benefits under the Performance Plan will be determined by the Committee and performance goal criteria may vary from performance period to performance period and from participant to participant, benefits to be paid under the Performance Plan are not determinable at this time. A summary of awards made under the Performance Plan in respect of BlackRock’s 2002 fiscal year to the CEO and the four other most highly compensated executives is contained in the Summary Compensation Table. As discussed in the Report of the Compensation Committee, for 2003, subject to stockholder approval of the amended and restated Performance Plan, the five executive officers listed in the Summary Compensation Table will share in a compensation pool based on the growth in pre-incentive operating income, as determined by the Committee.

Board Recommendation

The Board of Directors recommends a vote for the approval of the amendment and restatement of the 1999 Performance Plan. In the event that BlackRock’s stockholders do not approve the amendment and restatement of the Performance Plan, the Committee will consider other ways of providing annual incentive compensation to persons otherwise eligible to participate.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2002, relating to BlackRock equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Approved
BlackRock, Inc. 1999 Stock Award and Incentive Plan	5,806,364	$36.17	2,843,371
BlackRock, Inc. 2001 Employee Stock Purchase Plan	40,000	(1)	1,129,793
Nonemployee Directors Stock Compensation Plan	—	N/A	32,783

Total Approved by Stockholders	5,846,364		4,005,947

Not Approved
BlackRock, Inc. Amended and Restated Long-Term Deferred Compensation Plan (2)	400,405	N/A	0	(2)
BlackRock International, Ltd. Amended and Restated Long-Term Deferred Compensation Plan (2)	39,975	N/A	0	(2)

Total not Approved by Stockholders	440,380		0

Total	6,286,744		4,005,947

(1)	85% of the lower of the fair market value on the first and last day of each six-month offering period.
(2)	Under both the BlackRock, Inc. Amended and Restated Long-Term Deferred Compensation Plan and the BlackRock, Inc. International Long-Term Deferred Compensation Plan certain key employees received awards consisting of a share of a deferred compensation bonus pool. Awards are payable under each plan in cash, shares of BlackRock class A common stock or a combination of cash and stock. Awards made under these plans generally vest at the rate of 1/3 a year over the three years following their grant date. October 1, 2003 is the last vesting date for outstanding awards under these plans. BlackRock does not presently intend to issue any further shares under these plans.

INDEPENDENT AUDITORS

At its meeting on February 25, 2003, the Board of Directors, upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP to serve as BlackRock’s independent auditors for 2003.

Details about the nature of the services provided by, and the fees BlackRock paid to, Deloitte & Touche LLP for such services provided during 2002 are set forth below.

Representatives of the firm of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

BlackRock paid audit fees of $263,000 to Deloitte & Touche LLP for the 2002 annual audit, including the audit of the consolidated financial statements, timely quarterly reviews, and audits of consolidated subsidiaries.

Financial Information Systems Design and Implementation Fees

BlackRock did not incur any financial information systems design and implementation fees from its principal accountant for the most recent fiscal year.

All Other Fees

BlackRock paid fees of $397,420 to Deloitte & Touche LLP for all other services provided by it in 2002, including audit related services of $308,670 and nonaudit services of $88,750. Audit related services generally include fees for verification of selected investment performance presentations with AIMR-PPS, statutory audits and accounting consultations. Nonaudit services relates to services performed in conjunction with the organization of BlackRock closed-end funds. A majority of such fees were subsequently reimbursed by the funds. The Audit Committee has considered the compatibility of nonaudit services with the auditor’s independence.

Former Independent Auditors

Ernst & Young LLP was the former independent auditor of BlackRock’s consolidated financial statements. Ernst & Young LLP presently provides internal audit services to BlackRock. Such services include internal control reviews required by regulatory authorities and certain contractual agreements, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

Under rule amendments regarding auditor independence adopted by the SEC, beginning August 5, 2002, independent accountants are no longer permitted to provide audit clients with certain non-audit services.

Accordingly, BlackRock decided to have separate internal and independent audit providers commencing with fiscal 2002. BlackRock engaged Deloitte & Touche LLP, effective February 28, 2002, as BlackRock’s principal accountants to audit BlackRock’s 2002 financial statements. These actions were recommended by the Audit Committee and approved by the Board of Directors on February 28, 2002. Ernst & Young LLP continues to perform various internal audit services for BlackRock.

Ernst & Young LLP’s reports on BlackRock’s financial statements for fiscal years 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2002 and 2001 and any subsequent interim period preceding March 28, 2002, (i) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make a reference to the subject matter of the disagreement in connection with its reports in the financial statements for such years, and (ii) there were no reportable events as defined in Item 304 of Regulation S-K.

BlackRock has provided Ernst & Young LLP with a copy of the preceding disclosure prior to filing this Proxy Statement with the SEC. Ernst & Young LLP has provided a letter to BlackRock stating that this disclosure is correct and complete.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of BlackRock at 40 East 52nd Street, New York, New York 10022. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2004 annual meeting:

•	not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of stockholders; or

•	not later than 10 days following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 30 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2004 annual meeting is held within 30 days preceding the anniversary of the 2003 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by November 29, 2003. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

The nomination must contain the following information about the nominee:

•	name;

•	age;

•	business and residence addresses;

•	principal occupation or employment; and

•	the class and number of shares of common stock held by the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors.

Notice of a proposed item of business must include:

•	a brief description of the substance of, and the reasons for, conducting such business at the annual meeting;

•	the stockholder’s name and address;

•	the class and number of shares of common stock held by the stockholder (with supporting documentation where appropriate);

•	any material interest of the stockholder in such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Robert P. Connolly

Corporate Secretary

Appendix A

BlackRock, Inc.

2002 Long-Term Retention and Incentive Plan

SECTION 1.    Purpose; Definitions

The purposes of the Plan (as defined below) are to attract and retain the best available personnel for positions with the Company (as defined below), to maintain and enhance the Company’s performance, and to support succession planning and the development of future management of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

(a)  “Acceleration Event” shall occur upon the first to occur of the following: (i) at the sole discretion of the Incumbent Management Committee, upon the vote of a majority of the Incumbent Management Committee to accelerate the Plan, which vote shall occur six months following the Termination of Employment of the Chief Executive Officer of the Company (the “Chief Executive Officer”) by the Chief Executive Officer for Deficient Opportunity or by the Company other than for Cause, death or Disability, if, within 60 days following the Termination of Employment of the Chief Executive Officer, a successor Chief Executive Officer of the Company fails to assume office who is either (A) a member of the Incumbent Management Committee or (B) a person approved by a majority of the Incumbent Management Committee; or (ii) the Awards are fully vested pursuant to Section 3.3(b)(1) of the Initial Public Offering Agreement made and entered into as of September 30, 1999 by and among The PNC Financial Services Group, Inc. (“PNC”), PNC Asset Management, Inc., a Delaware corporation and an indirect wholly owned subsidiary of PNC (“PAM”), and the Company, as amended.

(b)  “Actual Award Pool” means $240,000,000.

(c)  “Affiliate” means any corporation, partnership, joint venture, association, organization or other person or entity that is directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person or entity specified.

(d)  “Award” means an award granted under the Plan that is expressed as an amount in cash, which, subject to the attainment of Performance Goals, shall be settled in cash (the “Cash Portion”) and Common Stock (the “Stock Portion”).

(e)  “Award Holder” means an Eligible Individual to whom an Award has been granted.

(f)  “Board” means the Board of Directors of the Company.

(g)  “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks in the State of New York are required by law to be closed.

(h)  “Cause” means (i) “Cause” as defined in any Individual Agreement, or (ii) if there is no such Individual Agreement or if such Individual Agreement does not define “Cause”: (A) a material breach by the Award Holder of any written policies of the Company or any Affiliate required by law or established to maintain compliance with applicable law; (B) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by the Award Holder against the Company or any Affiliate or any client of the Company or an Affiliate; (C) conviction (including a plea of nolo contendere) of the Award Holder for the commission of a felony that could, in the Company’s reasonable judgment, impair the Award Holder’s ability to perform his or her duties or adversely affect the Company’s or any Affiliate’s business or reputation; or (D) entry of any order against the Award Holder by any governmental body having regulatory authority with respect to the Company’s or any Affiliate’s business, which order relates to or arises out of the Award Holder’s employment or service relationship with the Company or any Affiliate. Unless otherwise provided in an Individual Agreement with respect to for Cause terminations, a determination of Cause under the Plan only may be made by the Company’s Chief Executive Officer and a majority of the members of the Management Committee (excluding the Award Holder, if applicable).

(i)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)  “Commission” means the Securities and Exchange Commission or any successor agency.

(k)  “Committee” means the Compensation Committee of the Company or such other committee of the Board as the Board may from time to time designate, which shall be composed of not less than two directors, and shall be appointed and serve at the pleasure of the Board; provided that no member of the Compensation Committee that is an employee of the Company may vote on any matter relating to the grant or vesting of any Award. Notwithstanding the foregoing, following the effectiveness of any applicable law or regulation, including, without limitation, any stock exchange regulation restricting PNC’s designees to the Board from serving on the Compensation Committee the “Committee” shall thereafter be comprised of all the members of the Board who are not employees of the Company, it being understood that under these circumstances the Compensation Committee would make non-binding recommendations to the Committee on all matters relating to the administration of the Plan.

(l)  “Common Stock” means Class A common stock, par value $.01 per share, of the Company and Class B common stock, par value $.01 per share, of the Company.

(m)  “Company” means BlackRock, Inc., a Delaware corporation, and its successors.

(n)  “Company Peer Group” means the Salomon Smith Barney Asset Management Universe, taking into account any addition or removal of companies, provided that the performance of such added or removed companies shall be pro-rated through, or commencing on, respectively, the date that any such companies are removed or added. In the event that the Salomon Smith Barney Asset Management Universe loses three or more members after the Effective Date, then the Committee shall hire a nationally recognized independent compensation consultant to determine an equitable adjustment to the Company Peer Group, if any.

(o)  “Covered Employee” means an Award Holder designated prior to the grant of Awards by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which Awards are expected to be taxable to such Award Holder.

(p)  “Deficient Opportunity” means (i) “Deficient Opportunity” as defined in any Individual Agreement, or (ii) if there is no such Individual Agreement or if such Individual Agreement does not define “Deficient Opportunity,” without the written consent of the Award Holder: (x) any action by the Company which results in a material diminution in the Award Holder’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice given by the Award Holder; (y) any failure by the Company to provide to the Award Holder any compensation and benefits to which the Award Holder is entitled, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Award Holder; or (z) the Company’s requiring the Award Holder to be based in any city other than the city in which the Award Holder is employed at the commencement of the Award Holder’s tenure as Chief Executive Officer. The Award Holder’s mental or physical incapacity following the occurrence of an event described above in any of clauses (x), (y) or (z) shall not affect the Award Holder’s ability to terminate employment for Deficient Opportunity. The Award Holder shall be entitled to such additional procedural protections as may be provided in any Individual Agreement.

(q)  “Disability” means (i) “Disability” as defined in any Individual Agreement, or (ii) if there is no Individual Agreement or the Individual Agreement does not define “Disability”, the Award Holder’s physical or mental incapacity constituting disability, as determined under the Company’s Long-Term Disability Plan applicable to the Award Holder, which, in any event, does or is reasonably expected to continue for at least six months.

(r)  “Early Retirement” means early retirement, as the Committee shall determine from time to time.

(s)  “Effective Date” means January 1, 2002.

(t)  “Eligible Individual” means any officer or key employee of the Company that may be selected by the Committee to participate in the Plan.

(u)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(v)  “Fair Market Value” means, as of a particular date, (i) the closing sales price per share of Common Stock on the national securities exchange on which Common Stock is principally traded for the last preceding date on which there was a sale of Common Stock on such exchange, or (ii) if Common Stock is then traded in an over-the-counter market, the average of the closing bid and asked per share prices of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of Common Stock in such market, or (iii) if Common Stock is not then listed on a national securities exchange or traded in an over-the-counter market, the fair market value of the Common Stock as determined by a nationally recognized investment banking firm selected by the Committee for such purpose and reasonably acceptable to PNC, which determination will be conclusive for all purposes of this Plan.

(w)  “Incumbent Management Committee” means the Management Committee of the Company as it existed at such time as (i) the condition or event giving rise to the Chief Executive Officer’s Termination of Employment for Deficient Opportunity arose or (ii) the Chief Executive Officer’s Termination of Employment other than for Cause, death or Disability occurs.

(x)  “Individual Agreement” means an employment, consulting or similar agreement between an Award Holder and the Company or any Subsidiary or Affiliate.

(y)  “Management Committee” means that committee consisting of (i) the Chief Executive Officer of the Company, (ii) the president of the Company and (iii) not less than five managing directors of the Company designated from time to time by the Chief Executive Officer of the Company and the president of the Company to serve on such committee.

(z)  “Maximum Award Pool” shall mean the lesser of (i) the Actual Award Pool and (ii) the sum of (A) the aggregate Fair Market Value on the date an Award vests of 4,000,000 shares of Common Stock and (B) $40 million.

(aa)  “Payment Date” means (i) with respect to any Award granted within ten days after the date on which an Award is first granted under the Plan (the “Initial Award Date”), any date during the period commencing on January 1, 2007 and ending on January 31, 2007 selected in the discretion of the Committee, unless the achievement of Performance Goals is measured pursuant to Section 1(bb)(i)(B), in which case, the Payment Date shall mean any date during the one-month period commencing on the date on which the Performance Goals are satisfied selected in the discretion of the Committee (“Initial Payment Date”) or (ii) with respect to any Award granted after the Initial Award Date, any date as selected in the discretion of the Committee and set forth in the Award agreement, unless an Acceleration Event occurs, in which case the Payment Date shall mean for Awards granted at any time on or after the Initial Award Date, the date on which the Acceleration Event occurs.

(bb)  “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards as set forth in clauses (i) through (iv) of this definition. In the event that a Performance Goal is satisfied, the Awards will vest and, subject to the terms of the Plan and the applicable Award agreement, be paid to Award Holders on the Payment Date in the amounts equal to a percentage of the Award (the “Applicable Vesting Percentage”) as follows:

(i)  100%, if the average closing price of Common Stock is equal to or in excess of $65 per share for (A) any period of one calendar quarter during the period commencing January 1, 2005 and ending December 31, 2006, or (B) any period of three months commencing prior to and including December 31, 2006, whichever is earlier; or

(ii)  90%, if (x) the Company has achieved 10% earnings per share growth (excluding all compensation expenses incurred pursuant to the provisions of this Plan or any compensation expenses incurred if the Company elects or is required to account for equity and equity based compensation under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation) on a compound annual growth rate basis during the period from January 1, 2002 to December 31, 2006 (the “Plan Period”), it being understood that for purposes of measuring earnings per share growth (1) expenses related to long-term incentive and retention plans shall be excluded from the calculation of earnings for the period from January 1, 2001 to December 31, 2002 and (2) BlackRock shall be deemed to devote at least 31.5% of pre-bonus operating income to employee bonuses during each year during the Plan Period (the “Company EPS Test”), and (y) the Common Stock’s price performance during the Plan Period relative to the Company Peer Group ranks in the 90th percentile or higher when comparing the average of the closing prices of the Common Stock during the fourth quarter of 2001 (the “2001 Company Stock Price”) and the average of the closing prices of the stocks of the members of the Company Peer Group during the fourth quarter of 2001 (the “2001 Peer Group Stock Prices”) to the average of the closing prices of the Common Stock during the fourth quarter of 2006 (the “2006 Company Stock Price”) and the average of the closing prices of the stock of the members of the Company Peer Group during the fourth quarter of 2006 (the “2006 Peer Group Stock Prices”); or

(iii)  75%, if (x) the Company EPS Test is satisfied and (y) the Common Stock’s price performance during the Plan Period ranks in the 75th percentile to the 89th percentile when comparing the 2001 Company Stock Price and the 2001 Peer Group Stock Prices to the 2006 Company Stock Price and the 2006 Peer Group Stock Prices; or

(iv)  50%, if (x) the Company EPS Test is satisfied and (y) the Common Stock’s price performance during the Plan Period ranks in the 50th percentile to the 74th percentile when comparing the 2001 Company Stock Price and the 2001 Peer Group Stock Prices to the 2006 Company Stock Price and the 2006 Peer Group Stock Prices.

Notwithstanding the foregoing, the Committee shall have the authority to reduce the Applicable Vesting Percentage under clauses (ii), (iii) or (iv) with respect to any and all Awards (and for all purposes hereof such lower percentage shall be the Applicable Vesting Percentage) and nothing set forth in this Section 1(bb) shall cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, and with respect to any Qualified Performance-Based Award (i) in addition to the Performance Goals, the Committee may impose additional vesting criteria, which shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital or stockholder return (“Additional Vesting Criteria”), and (ii) the Additional Vesting Criteria shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(cc)  “Permitted Transferees” means (i) the Award Holder’s spouse, parents, children or grandchildren (including adopted children, step-children and step-grandchildren), (ii) with respect to vested rights only, charitable organizations, (iii) the Company and its Affiliates, (iv) the estate or personal representative of the Award Holder, (v) any trust, corporation, partnership, limited liability company or other entity if substantially all of the economic interests in such entity are held by or for the benefit of the Award Holder and/or persons specified in clauses (i) or (iv).

(dd)  “Plan” means this BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(ee)  “PNC” means The PNC Financial Services Group, Inc.

(ff)  “Pro Rata Award” means an amount equal to the product of (i) the amount of the Award that would have been paid to the Award Holder if the Award Holder had remained employed by the Company through the Payment Date, based on actual Company performance over (or the occurrence of an

Acceleration Event during) such period and (ii) a fraction, the numerator of which is the number of full months elapsed from (a) January 1, 2002, in the case of any Award Holder who was employed by the Company on January 1, 2002 or (b) the date of hire of the Award Holder in the case of any Award Holder who was hired as an employee of the Company after January 1, 2002, until the date of Termination of Employment and the denominator of which is the number of months from (1) January 1, 2002, in the case of any Award Holder who was employed by the Company on January 1, 2002 or (2) the date of hire of the Award Holder in the case of any Award Holder who was hired as an employee of the Company after January 1, 2002, until the Performance Goals are achieved.

(gg)  “Qualified Performance-Based Award” means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(hh)  “Retirement” means retirement, as the Committee shall determine from time to time.

(ii)  “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(jj)  “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(kk)  “Termination of Employment” means the termination of the Award Holder’s employment with, or performance of services for, the Company or any Subsidiary or Affiliate. An Award Holder employed by, or performing services for, any Subsidiary or an Affiliate also shall be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be a Subsidiary or Affiliate, as the case may be, and the Award Holder does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and any Subsidiary or Affiliate shall not be considered Terminations of Employment.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.    Administration

The Plan shall be administered by the Committee. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)  to select the Eligible Individuals to whom Awards may from time to time be granted;

(b)  to determine the terms and conditions of any Award granted under the Plan (including, but not limited to, any vesting condition, restriction or limitation (which may be related to the performance of the Award Holder, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture or waiver regarding any Award, based on such factors as the Committee shall determine); provided, however, that notwithstanding anything in this Plan to the contrary, the Committee may not grant any Award under the Plan that does not contain as a condition to vesting and payment satisfaction of one or more of the Performance Goals.

(c)  to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals and the Additional Vesting Criteria associated therewith; and

(d)  to determine to what extent and under what circumstances amounts payable with respect to an Award shall be deferred.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto), and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided that no such delegation may be made that would cause Awards or other transactions under the Plan to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or such delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Award Holders.

Any authority granted to the Committee also may be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3.    Maximum Limitations on Awards

The maximum amount with respect to which the Committee may grant Awards during any calendar year to any individual Award Holder shall not exceed $25,000,000. The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 4,000,000. If any Award or portion of any Award is forfeited, Common Stock subject to such Awards and any amounts of cash payable pursuant to such Awards shall again be available for grant in connection with Awards under the Plan.

SECTION 4.    Adjustments

In the event any item of gain, loss, or expense that is reported in the financial statements of the Company is, as defined under United States Generally Accepted Accounting Principles, (1) extraordinary (both unusual and infrequent), as defined under the provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions (APB 30), (2) unusual or infrequent, as defined and required to be reported under APB 30, or (3) is the disposition of a component of an entity (discontinued operation) under the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Committee shall adjust the Company’s earnings per share to exclude any such item for purposes of determining whether the Company’s EPS Test has been met. Further, in the event of a stock split, reverse stock split, or stock dividend of the Company or a company which is a component of the Company Peer Group, the Committee, as applicable, shall adjust the Company’s earnings per share, the Common Stock price, and the common stock price of any component of the Company Peer Group to insure that each of the Company EPS Test and relative common stock price performances are calculated on a consistent basis of outstanding shares. Notwithstanding the foregoing, no adjustments to the Company’s earnings per share, the Common Stock price or the common stock price of any component of the Company Peer Group shall be made for any change in outstanding shares that is not due to a stock split, reverse stock split or stock dividend.

SECTION 5.    Awards

The Committee shall have the authority to grant any Eligible Individual an Award; provided, however, that grants under the Plan are subject to the limits on grants set forth in Section 3.

Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)  Awards.    The Committee shall determine the Eligible Individuals to whom and the time or times at which Awards shall be granted, the number of Awards to be granted to any Eligible Individual, and any other terms and conditions of the Award in addition to those contained in this Section 5. The grant of an Award shall occur on the date the Committee, by resolution, selects an Eligible Individual to receive a grant of an Award, determines the amount of the Award to be granted to such Eligible Individual, and specifies the terms and provisions of the Award, including whether or not such Award will be a Qualified Performance-Based Award.

(b)  Award Agreement.    Each Award shall be confirmed by, and be subject to, the terms of an Award agreement, the form of which shall be approved by the Committee. The terms and provisions of each Award agreement shall be consistent with the terms of the Plan, may differ from other Award agreements, and need not be the same with respect to each recipient or Eligible Individual. Such Award agreement or agreements shall become effective upon its or their execution by the Company and the Eligible Individual.

(c)  Payment of Awards.    The vesting of Awards shall be conditioned upon the attainment of the Performance Goals. To the extent that the Performance Goals are satisfied, the Awards shall vest and, subject to the terms of the Plan and the applicable Award agreement, be paid to Award Holders on the Payment Date. The aggregate amount of all Awards that shall be available for payment (or deferral pursuant to any procedure adopted by the Committee under Section 5(j)) under the Plan shall be the product of (x) Maximum Award Pool and (y) the Applicable Vesting Percentage. Notwithstanding any provision of the Plan or an Award agreement to the contrary, the Cash Portion of each Award will be an amount equal to the product of (i) the Award, (ii) the Applicable Vesting Percentage and (iii) 16.67%. The Stock Portion of each Award will be in an amount equal to the product of (i) the Award, (ii) the Applicable Vesting Percentage, (iii) 83.33% and (iv) the lesser of (A) one or (B) a fraction, the numerator of which is the Fair Market Value of 4,000,000 shares of Common Stock on the Payment Date and the denominator of which is $200,000,000. In the event that Awards are paid, the Award Holder shall have the option (the “Put Right”) exercisable at any time during the period commencing two Business Days following the Payment Date and ending fifteen Business Days following the Payment Date (the “Put Period”) to provide written notice (the “Put Notice”) to the Company of the Award Holder’s intention to sell any or all Common Stock provided to the Award Holder in settlement of such Award Holder’s Award (“Award Stock”). If the Award Holder exercises the Put Right within the Put Period by providing the Company with the Put Notice of such Award Holder’s election to do so (the date that such notice is so provided, the “Put Date”), the Company shall be required to purchase within a reasonable period of time after the Put Period ends such number of shares of Award Stock as the Award Holder shall specify in the Put Notice at a per share price equal to the Fair Market Value on the Put Date. In the event that the Award Holder fails to exercise the Put Right during the Put Period, the Put Right shall expire.

(d)  Nontransferability of Awards.    No Award shall be transferable by the Award Holder other than (i) by will or by the laws of descent and distribution; or (ii) pursuant to a transfer to such Award Holder’s Permitted Transferees, whether directly or indirectly or by means of a trust or partnership or otherwise. Transfers to the Award Holder’s Permitted Transferees are subject to the terms and conditions of the Plan and the terms and conditions of any Award agreement pursuant to which they were granted. The Permitted Transferees shall not have the right to further transfer the Award other than by will or the laws of descent and distribution. All Awards shall be payable, subject to the terms of the Plan, only to the Award Holder, the guardian or legal representative of the Award Holder, or any person to whom such Award is transferred, pursuant to this Section 5, it being understood that the term “Award Holder” as used in the Plan includes such guardian, legal representative and other transferee. Notwithstanding any transfer of the Award under this Section 5, the initial Award Holder’s employment or termination thereof shall be determinative.

(e)  Termination by Death or Disability.    If an Award Holder incurs a Termination of Employment by reason of death or Disability prior to the date upon which the Award vests, any Award held by such Award Holder shall vest and be payable to the Award Holder (or, in the case of death, to the Award holder’s beneficiary) as determined by the Committee in its sole discretion, but in any event, the Award Holder (or, in the case of death, the Award Holder’s beneficiary) shall receive an amount at least equal to a Pro-Rata Award, which Pro Rata Award shall vest and be payable at such time as the Award would otherwise have become payable had the Award Holder remained in the employ of the Company.

(f)  Retirement.    If an Award Holder incurs a Termination of Employment by reason of Retirement or Early Retirement prior to the date upon which the Award vests, any Award held by such Award Holder shall vest and be payable to the Award Holder (or, if the Award Holder dies prior to the Payment Date, to the Award Holder’s beneficiary) as a Pro-Rata Award at such time as and to the extent that the Award would otherwise have vested and become payable had such Award Holder remained in the employ of the Company; provided that such Pro Rata Award may be reduced by an appropriate amount as determined by the Committee, in its sole discretion, consistent with the Company’s retirement policy in the event that an Award Holder incurs a Termination of Employment by reason of Early Retirement.

(g)  Cause.    If an Award Holder incurs a Termination of Employment for Cause on or prior to the Payment Date, all Awards held by such Award Holder shall thereupon be immediately forfeited.

(h)  Without Cause.    If an Award Holder incurs a Termination of Employment by the Company without Cause (other than for death or Disability) prior to the date upon which the Award vests, subject to the Award Holder’s compliance with any provisions of the Plan or any Award agreement implemented pursuant to Section 6, all Awards held by such Award Holder shall vest and be payable to the Award Holder as a Pro-Rata Award at such time as the Award would otherwise have become payable had such Award Holder remained in the employ of the Company; provided that the Committee shall have the discretion to increase the Pro-Rata Award in such circumstances to an amount no greater than the amount that would have been payable to such Award Holder had the Award Holder remained in the employ of the Company through the Payment Date.

(i)  Other Termination of Employment.    If an Award Holder incurs a Termination of Employment for any reason other than death, Disability, Retirement, Early Retirement or by the Company with or without Cause prior to the Payment Date, any Award held by such Award Holder shall thereupon immediately become forfeited, unless the Committee determines otherwise, in which case such Award shall vest and be payable on such basis as the Committee determines in its sole discretion.

(j)  Deferral of Awards.    The Committee may, from time to time, establish procedures pursuant to which an Award Holder may elect to defer receipt of payment of all or a portion of an Award to such later time or times in lieu of receipt of such Award, all on such terms and conditions as the Committee shall determine.

SECTION 6.    Forfeiture of Awards

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by an Award Holder while employed by the Company or any Subsidiary or Affiliate (including, without limitation, any misconduct prejudicial to or in conflict with the interests of the Company or any Subsidiary or Affiliate, or any Termination of Employment for Cause), or any activity of an Award Holder in competition with the business of the Company or any Subsidiary or Affiliate, (a) cancel any outstanding Award granted to such Award Holder, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the Payment Date, require such Award Holder to repay to the Company any payment received upon the payment of such Award (with such gain or payment valued as of the Payment Date). Such cancellation or repayment obligation shall be effective as of the date specified by the

Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary or Affiliate to the Award Holder, if necessary, to satisfy the repayment obligation. The determination of whether an Award Holder has engaged in a serious misconduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion.

SECTION 7.    Acceleration Event

Notwithstanding any other provision of the Plan to the contrary, in the event of an Acceleration Event:

(a)  Unless otherwise provided in the applicable Award agreement, any unvested and unpaid Awards outstanding under the Plan as of the date of the Acceleration Event shall vest in full, any deferral or other restriction on such Awards shall lapse, and such Awards shall be paid in full as promptly as practicable after the Acceleration Event as if (i) all Performance Goals with respect to such Awards had been fully achieved and (ii) the Applicable Vesting Percentage were 100.

(b)  The provisions of Section 6 shall be inapplicable to any Award Holder following an Acceleration Event.

SECTION 8.    Term, Amendment and Termination

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made that would impair the rights of an Award Holder under an Award theretofore granted without the Award Holder’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any Award Holder without the Award Holder’s consent, except such an amendment made to cause the Plan or the Award to comply with applicable law, stock exchange rules or accounting rules.

Subject to the other provisions of this Section, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

SECTION 9.    General Provisions

(a)  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees. No Eligible Individual or Award Holder shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Award Holders.

(b)  The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(c)  No later than the date as of which an amount first becomes includible in the gross income of the Award Holder for federal income tax purposes with respect to any Award under the Plan, the Award Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Award Holder shall satisfy, in whole, the foregoing withholding liability by having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the settlement of the Award, a number of shares of Common Stock with a Fair Market Value equal to such withholding liability. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Award Holder.

(d)  The Committee shall establish such procedures as it deems appropriate for an Award Holder to designate a beneficiary to whom any amounts payable in the event of the Award Holder’s death are to be paid or by whom any rights of the Award Holder, after the Award Holder’s death, may be exercised.

(e)  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(f)  In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 10.    Effective Date of Plan

The Plan shall be effective as of the Effective Date, subject to the approval by at least a majority of the votes cast at the meeting of stockholders at which approval of the Plan is sought. In addition, the Plan subject to approval by the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”) to the extent required by Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and 12 C.F.R. 359.4(a)(1) and 359.6 and not previously obtained in the separate letters dated July 12, 2002 from the OCC and the FDIC to PNC Bank, National Association, and similar approvals of related documents.

Appendix B

AMENDED AND RESTATED

BLACKROCK, INC.

1999 ANNUAL INCENTIVE PERFORMANCE PLAN

1.    PURPOSE

The purpose of the Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan is to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2.    DEFINITIONS

The following terms, as used herein, shall have the following meanings:

(a)  “Award” shall mean an annual incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

(b)  “Award Agreement” shall mean any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award.

(c)  “Board” shall mean the Board of Directors of the Company.

(d)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)  “Committee” shall mean the Compensation Committee of the Board.

(f)  “Company” shall mean BlackRock, Inc., a Delaware corporation, and its subsidiaries.

(g)  “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(h)  “Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

(i)  “Performance Goals” means performance goals based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company or a combination thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. To the extent possible, each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(j)  “Performance Period” shall mean the Company’s fiscal year.

(k)  “Plan” shall mean this Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan.

3.    ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles, or for any other reason; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.    ELIGIBILITY

Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    TERMS OF AWARDS

Awards granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages of the Award shall be paid. Award levels for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant’s annual base salary. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period. Notwithstanding anything to the contrary contained herein, in no event shall payment in respect of Awards granted for a Performance Period be made to a Participant in an amount that exceeds $20,000,000 (twenty million dollars).

The Committee may reduce or eliminate any Award under the Plan, but in no event may the Committee increase the amount of an Award payable to a Covered Employee upon attainment of the applicable Performance Goals.

6.    GENERAL PROVISIONS

(a)  Compliance with Legal Requirements.    The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)  Nontransferability.    Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

(c)  No Right To Continued Employment.    Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(d)  Withholding Taxes.    Where a Participant or other person is entitled to receive a cash payment pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

(e)  Amendment, Termination and Duration of the Plan.    The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(f)  Participant Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(g)  Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)  Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(i)  Effective Date.    The Plan shall take effect upon the effective date of the initial public offering of the shares of class A common stock, par value $0.01 per share, of the Company, provided that the Plan has been approved by the stockholders of the Company prior to the initial public offering.

(j)  Beneficiary.    A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

BLACKROCK, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Paul L. Audet and Robert P. Connolly, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of class A common stock of BlackRock, Inc. held of record by the undersigned as of March 11, 2003, at the 2003 Annual Meeting of Stockholders to be held on May 8, 2003, beginning at 9:00 a.m., local time, at The New York Palace Hotel, 455 Madison Avenue, Fifth Floor, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (the “ISP”), then the undersigned hereby directs PNC Bank, N.A., as Trustee of the ISP to vote all the shares of BlackRock class A common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

(This card is continued on the reverse side. Please sign on the reverse side and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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ñ  FOLD AND DETACH HERE  ñ

BLACKROCK, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 8, 2003

9:00 A.M., Local Time

THE NEW YORK PALACE HOTEL

455 MADISON AVENUE

NEW YORK, NEW YORK

The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.	Mark Here for Address Change or Comments	☐

All shares will be voted as instructed below. In the absence of instructions, all shares will be voted with respect to registered stockholders, FOR all nominees listed in Item 1 and FOR Items 2 and 3 and with respect to participants in the PNC Financial Services Group, Inc. Incentive Savings Plan, in the manner required or permitted by the governing plan documents.

1.	Election of Directors.

FOR all nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Nominees:	01 William O. Albertini, 02 William S. Demchak,
03 Laurence D. Fink, 04 William C. Mutterperl,
05 Frank T. Nickell, 06 Thomas H. O’Brien

FOR all nominees, except vote withheld from the following nominees (if any):

2.	Proposal to adopt the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to amend and restate the BlackRock, Inc. 1999 Annual Incentive Performance Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying BlackRock’s Corporate Secretary in writing at 40 East 52nd Street, New York, NY 10022. To give your consent, check the box located below.

I consent to access future annual reports, proxy statements and other proxy soliciting material, over the Internet as described above. ☐

Signature                                          Signature                                                      Date

IMPORTANT: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

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ñ  FOLD AND DETACH HERE  ñ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/blk		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

BLACKROCK, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Paul L. Audet and Robert P. Connolly, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of class B common stock of BlackRock, Inc. held of record by the undersigned as of March 11, 2003, at the 2003 Annual Meeting of Stockholders to be held on May 8, 2003, beginning at 9:00 a.m., local time, at The New York Palace Hotel, 455 Madison Avenue, Fifth Floor, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

(This card is continued on the reverse side. Please sign on the reverse side and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - -

ñ  FOLD AND DETACH HERE  ñ

BLACKROCK, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 8, 2003

9:00 A.M., Local Time

THE NEW YORK PALACE HOTEL

455 MADISON AVENUE

NEW YORK, NEW YORK

The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.	Mark Here for Address Change or Comments	☐

All shares will be voted as instructed below. In the absence of instructions, all shares will be voted FOR all nominees listed in Item 1 and FOR Items 2 and 3.

1.	Election of Directors.

FOR all nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Nominees:	01 William O. Albertini, 02 William S. Demchak,
03 Laurence D. Fink, 04 William C. Mutterperl,
05 Frank T. Nickell, 06 Thomas H. O’Brien

FOR all nominees, except vote withheld from the following nominees (if any):

2.	Proposal to adopt the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Proposal to amend and restate the BlackRock, Inc. 1999 Annual Incentive Performance Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying BlackRock’s Corporate Secretary in writing at 40 East 52nd Street, New York, NY 10022. To give your consent, check the box located below.

I consent to access future annual reports, proxy statements and other proxy soliciting material, over the Internet as described above. ☐

Signature                                          Signature                                                      Date

IMPORTANT:  PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - -

ñ  FOLD AND DETACH HERE  ñ